Annual Report
March 31, 2013

A tax-free income investment

Serving Utah Investors For Two Decades Tax-Free Fund For Utah “Economies of Scale”

May, 2013

Dear Fellow Shareholder:

     No, you’re not mistaken … you did just receive a semi-annual report a mere three months ago.

     So, you might ask, “Why are you sending me an annual report now?” Management of your Fund is continuously looking for ways to streamline the services we provide to you and other shareholders. In turn, we oftentimes can not only improve the quality of the services we provide to you, but also reduce the costs to your Fund.

     With this in mind, we determined it would be beneficial for all of the Aquila Group of Funds tax-free bond funds to have a March 31st fiscal year end. A common fiscal year end will allow us to reduce the overall amount of financial, audit and legal review time and spreads the cost of such reviews over the seven tax-free bond funds in the Aquila Group of Funds, resulting in some economies of scale. It also allows the shareholders of all seven funds to be informed of pertinent issues at the same time.

     We understand that an additional report at this time may seem redundant. But, it is necessary this one time in order to comply with Securities and Exchange Commission regulations. Going forward, you will receive only the two required financial reports - a March 31st Annual Report and a September 30th Semi-Annual Report.

     One thing that hasn’t changed (and will never change) is our continued appreciation of your investment in Tax-Free Fund For Utah. We hope to continue serving you for many more fiscal year ends to come!

Sincerely,

Diana P. Herrmann, President

Consideration should be given to the risks of investing, including potential loss of value, market risk, interest rate risk, credit risk, and geographic concentration. Past performance does not guarantee future results. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. For certain investors, some dividends may be subject to Federal and state taxes, including the Alternative Minimum Tax.

NOT A PART OF THE ANNUAL REPORT

Serving Utah Investors For Two Decades Tax-Free Fund For Utah ANNUAL REPORT Management Discussion

     Tax-Free Fund For Utah, (the “Fund”) was able to perform slightly better than the Barclays Capital Quality Intermediate Municipal Bond Index (the “Barclays Capital Index”) over the past year because we have a slightly longer duration and effective maturity. Over the past quarter, we have been slightly under the Barclays Index because we have had a larger percentage in cash.

	Tax-Free Fund For Utah	Barclays Capital Index
Modified Duration	4.56 years	4.37 years
Average Coupon	4.91%	4.82%
Effective Maturity	7.20 years	6.63 years
Total Return 3 months*	0.11%	0.47%
Total Return 6 months*	1.03%	0.79%
Total Return 12 months*	5.64%	3.85%

* Class A Shares for Tax-Free Fund For Utah

     To try and keep share prices stable, we have increased the credit quality of the overall portfolio. As of March 31, 2013, 82.61% of Tax-Free Fund For Utah’s portfolio had a rating of “A” or better, up from 78.8% a year ago. The modified duration of the portfolio has decreased to 4.56 years from 5.15 years in 2012. And, the effective maturity has decreased to 7.20 years from 7.70 years in 2012. Both of these metrics are indicative of a portfolio positioned for rising interest rates.

Municipal Market and Fund Performance

     The year 2012 was very interesting for the Municipal Market. First, there was the U.S. Presidential election. President Obama talked about limiting the amount a taxpayer could shelter tax-exempt income. His budget included a 28% limit. Second, the Municipal Market had to endure concern about changes in the capital gains tax. This concern caused an increase in outflows from municipal bond funds because of the impressive gains in municipal bonds over the past few years. As 2013 started, the economy started to look better and there became concerns that the Federal Reserve would cut back on quantitative easing. This concern made fixed income products less attractive than other alternative investments. The Federal Reserve has made it clear they are going to ease as long as unemployment stays above the 6.5% mark, or inflation increases well above the 2% target.

     We believe the Municipal Market will likely continue to be vulnerable to headline risks, whether there is talk of defaults, tax changes, Federal Reserve actions, or asset allocations.

1 | Tax-Free Fund For Utah

MANAGEMENT DISCUSSION (continued)

U.S. and Utah Economy

     The U.S. economy now has grown for fourteen consecutive quarters. However, growth remains modest with eleven of the fourteen consecutive quarters being below 3% on an annualized basis. Likewise, inflation as measured by the Consumer Price Index (“CPI”) remains subdued in the 2% range. Factors helping the economy are stock market returns, improved home values and new car purchases by consumers. However, as 2013 proceeds, growth could turn negative as the impact of the federal government’s “sequestration” program takes effect and as consumers adjust to higher payroll taxes hitting their take home pay. As such, we do not see any substantial increase in interest rates for the coming year. We expect the Federal Reserve will continue to maintain a low interest rate environment until employment numbers improve. Also, growth on a worldwide basis continues to stall with the problems in Europe being well-documented and China showing signs of slowing.

     The Utah economy has outperformed the national average. The unemployment rate has hovered around the 5.5% level until the recent drop to the current 5.2% range. The State of Utah has benefitted from this low unemployment rate and has posted a budget surplus during the last couple of years. The State has received many accolades including this one from the Pew Research Center: “Best Managed State in the Nation”.

     “A fiscally conservative legislature has worked hard with the Governor over the years to establish a well-managed and progressive governmental platform that provides stability and predictability in spending, tax policy and a business friendly climate. If there is anything business leaders around the world crave it is a safe, stable and predictable place to conduct business. Utah is that place.” The predictability of the State has also been seen in its cities and counties. And, we have noticed a strength in most municipalities’ balance sheets, even with the slower economy.

Outlook and Strategy

     The strategy of Tax-Free Fund For Utah continues to be more defensive in nature, anticipating the time when interest rates trend higher. When opportunities present themselves, we seek to purchase longer, higher-yielding municipal bonds, while at the same time striving to offset the duration risk with purchases of short maturity municipal bonds that can be purchased at a discount. This is commonly known as a barbell approach and leans to be a defensive strategy.

     We intend to continue to focus on municipal bond structures that will perform better in a rising interest rate environment, and when appropriate employ a barbell approach to investing. Our goal, as always, is to provide a high level of income exempt from Utah and federal income taxes as is consistent with preservation of capital.

Performance data represents past performance, but does not guarantee future results. Investment return and principal value will fluctuate; shares, when redeemed, may be worth more or less than their original cost; current performance may be lower or higher than the data presented.

NOT FDIC INSURED – NO BANK GUARANTEE – MAY LOSE VALUE

2 | Tax-Free Fund For Utah

PERFORMANCE REPORT

     The following graph illustrates the value of $10,000 invested in the Class Y shares of Tax-Free Fund For Utah for the 10-year period ended March 31, 2013 as compared with the Barclays Capital Quality Intermediate Municipal Bond Index (the “Barclays Capital Index”) and the Consumer Price Index (a cost of living index). The performance of each of the other classes is not shown in the graph but is included in the table below. It should be noted that the Barclays Capital Index does not include any operating expenses nor sales charges, and being nationally oriented, does not reflect state-specific bond market performance for the limited number of states in which Tax-Free Fund for Utah may invest.

	Average Annual Total Return
	for periods ended March 31, 2013
				Since
Class and Inception Date	1 Year	5 Years	10 Years	Inception
Class A since 7/24/92
With Maximum Sales Charge	1.44%	4.82%	4.18%	5.12%
Without Sales Charge	5.64	5.69	4.60	5.33

Class C since 5/21/96
With CDSC*	3.88	4.84	3.77	4.22
Without CDSC	4.90	4.84	3.77	4.22

Class Y since 5/21/96
No Sales Charge	5.94	5.91	4.81	5.35
Barclays Capital Index	3.85	5.27	4.46	5.32	(Class A)
				5.14	(Class C & Y)

Total return figures shown for the Fund reflect any change in price and assume all distributions within the period were invested in additional shares. The rates of return will vary and the principal value of an investment will fluctuate with market conditions. Shares, if redeemed, may be worth more or less than their original cost. A portion of each class’s income may be subject to Federal and state income taxes and/ or the Federal Alternative Minimum Tax (AMT). Past performance is not predictive of future investment results.

* CDSC = 1% contingent deferred sales charge imposed on redemptions made within the first 12 months after purchase.

3 | Tax-Free Fund For Utah

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of
Tax-Free Fund For Utah:

     We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Tax-Free Fund For Utah as of March 31, 2013 and the related statements of operations for the period ended March 31, 2013 and the year ended June 30, 2012, the statements of changes in net assets for the period ended March 31, 2013 and for each of the two years in the period ended June 30, 2012, and the financial highlights for the period ended March 31, 2013 and for each of the five years in the period ended June 30, 2012. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of the Fund’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of March 31, 2013, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Tax-Free Fund For Utah as of March 31, 2013, the results of its operations for the period ended March 31, 2013 and the year ended June 30, 2012, the changes in its net assets for the period ended March 31, 2013 and for each of the two years in the period ended June 30, 2012, and the financial highlights for the period ended March 31, 2013 and for each of the five years in the period ended June 30, 2012, in conformity with accounting principles generally accepted in the United States of America.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
May 29, 2013

4 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS
MARCH 31, 2013

		Rating
		Moody’s, S&P
Principal		and Fitch
Amount	General Obligation Bonds (22.7%)	(unaudited)	Value

	City, County and State (3.5%)
	Anderson, Indiana San District
$505,000	4.600%, 07/15/23 AMBAC Insured	A1/A-/NR	$517,650
	Coral Canyon, Utah Special Service
	District
100,000	4.850%, 07/15/17	NR/NR/NR*	101,233
	Houston, Texas Public Improvement
1,000,000	5.000%, 03/01/29	Aa2/AA/NR	1,140,100
	King County, Washington School District
	#401 School Board Guaranty Program
1,000,000	4.500%, 12/01/25 AGMC Insured	Aa1/AA+/NR	1,108,360
	Laredo, Texas
500,000	4.500%, 02/15/24 NPFG Insured	Aa2/AA/AA	528,455
	McKinney, Texas
1,700,000	4.500%, 08/15/23 Syncora Guarantee,
	Inc. Insured	Aa1/AAA/NR	1,825,953
1,375,000	5.000%, 08/15/24 AMBAC Insured	Aa1/AAA/NR	1,530,856
	San Patricio County, Texas
450,000	4.600%, 04/01/25 AMBAC Insured	Aa3/NR/NR	485,478
	Texas State Transportation Commission
	Mobility Fund
2,000,000	4.500%, 04/01/33	Aaa/AA+/AAA	2,144,860
	Washington State, Series D
2,000,000	5.000%, 01/01/29 AMBAC Insured
	(pre-refunded)	Aa1/AA+/AA+	2,071,520
	Washington State Various Purpose
1,405,000	5.000%, 07/01/30 Series A	Aa1/AA+/AA+	1,586,666
2,465,000	5.000%, 07/01/31 Series A	Aa1/AA+/AA+	2,776,182
	Total City, County and State		15,817,313

	Airport (0.5%)
	Clark County, Nevada, Refunding
	Limited Tax Airport System
2,000,000	5.000%, 07/01/33 Series B	Aa1/AA+/NR	2,275,900

	Education - Public Schools (2.4%)
	Brownsboro, Texas Independent School
	District
490,000	zero coupon, 08/15/16 PSF
	Guaranteed	NR/AAA/NR	473,026

5 | Tax-Free Fund For Utah

     TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s, S&P
Principal		and Fitch
Amount	General Obligation Bonds (continued)	(unaudited)	Value

	Education - Public Schools (continued)
	Burnet, Texas Consolidated Independent
	School District
$1,460,000	0.050%, 08/01/14 PSF Guaranteed	AAA/NR/NR	$1,455,751
	Clark County, Nevada School District
1,150,000	5.000%, 06/15/18 Series B AGMC
	Insured	Aa3/AA-/A+	1,207,833
	Florida State Board of Education Public
	Education Capital Outlay
2,000,000	4.750%, 06/01/30 2005 Series F	Aa1/AAA/AAA	2,199,360
	Houston, Texas Community College
	System (Harris and Fort Bend
	Counties)
500,000	5.000%, 02/15/27	Aa1/AA+/AA+	535,155
	Nebo, Utah School District School
	Board Guaranty Program
2,900,000	4.500%, 07/01/24 Series A	Aaa/AAA/NR	3,394,247
	Yakima County, Washington School
	District #201 School Board Guaranty
	Program
1,475,000	0.050%, 12/01/14	Aa1/NR/NR	1,465,250
	Total Education - Public Schools		10,730,622

	Hospital (0.2%)
	Skagit County, Washington Public
	Hospital District No. 002, Refunding,
	Island Hospital
1,120,000	0.250%, 12/01/15	A1/NR/NR	1,094,229

	Local Public Property (7.0%)
	Clark County, Nevada, Refunding
2,280,000	5.000%, 12/01/29 Series A	Aa1/AA+/NR	2,556,313
1,000,000	5.000%, 07/01/23 Series B	Aa1/AA+/NR	1,160,970
2,000,000	5.000%, 11/01/28 AGMC Insured	Aa1/AA+/AA	2,222,980
2,000,000	4.750%, 06/01/30 AGMC Insured	Aa1/AA+/NR	2,171,460
1,000,000	4.750%, 11/01/27 NPFG/ FGIC
	Insured	Aa1/AA+/NR	1,090,130
	Henderson, Nevada Refunding Various
	Purpose
1,000,000	5.000%, 06/01/33 Series B**	Aa2/AA/NR	1,142,920

6 | Tax-Free Fund For Utah

     TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s, S&P
Principal		and Fitch
Amount	General Obligation Bonds (continued)	(unaudited)	Value

	Local Public Property (continued)
	Hurst, Texas Refunding & Improvement
$570,000	0.050%, 08/15/15	Aa2/AA/NR	$560,395
	Kitsap County, Washington Refunding
1,255,000	4.850%, 07/01/28 NPFG Insured	Aa3/AA-/NR	1,319,971
	Miami-Dade County, Florida Building
	Better Communities Program
1,170,000	5.000%, 07/01/29 NPFG/ FGIC
	Insured	A2/AA-/AA	1,267,332
	North Las Vegas, Nevada Refunding
	Ltd. Tax
1,000,000	5.000%, 06/01/36	Baa2/A/BBB	1,042,100
	North Slope Borough, Alaska
1,000,000	zero coupon, 06/30/13 Series A NPFG
	Insured	Aa3/AA-/AA	999,440
	San Angelo, Texas Certificates of
	Obligation
2,765,000	5.000%, 02/15/30 Series A	Aa2/AA/AA+	3,080,348
	San Patricio County, Texas Certificates
	of Obligation
2,260,000	4.750%, 04/01/31 AMBAC Insured	Aa3/NR/NR	2,430,201
	South Davis, Utah Recreation District
650,000	0.050%, 01/01/14	NR/AA-/NR	648,356
	State of Utah
2,500,000	5.000%, 07/01/26 Series A	Aaa/AAA/AAA	3,010,450
	State of Washington
1,500,000	zero coupon, 01/01/18 Series S-2
	AGMC Insured	Aa1/AA+/AA+	1,423,260
	Washoe County, Nevada Refunding
	Reno Sparks Convention
2,000,000	5.000%, 07/01/28	Aa2/AA/NR	2,263,620
	Williamson County, Texas
1,610,000	5.000%, 02/15/23 NPFG Insured
	(pre-refunded)	Aa1/AAA/NR	1,677,024
1,445,000	5.000%, 02/15/23 NPFG Insured
	(pre-refunded)	Aa1/BBB/NR	1,504,505
	Total Local Public Property		31,571,775

7 | Tax-Free Fund For Utah

     TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s, S&P
Principal		and Fitch
Amount	General Obligation Bonds (continued)	(unaudited)	Value

	School District (5.8%)
	Clark County, Nevada School District
$500,000	5.000%, 06/15/28 Series A	Aa3/AA-/A+	$557,480
	Comal, Texas Independent School District
2,000,000	5.000%, 02/01/33 NPFG Insured
	(pre-refunded)	Aaa/NR/AAA	2,079,520
1,125,000	5.000%, 02/01/36 PSF Guaranteed	Aaa/NR/AAA	1,226,722
	Davis County, Utah School District,
	School Building, Utah School Board
	Guaranty Program
2,640,000	4.000%, 06/01/27	Aaa/NR/NR	2,940,089
	El Paso, Texas Independent School
	District Unlimited Tax Refunding
470,000	0.050%, 08/15/13 PSF Guaranteed	NR/AAA/AAA	469,671
	Granite School District, Utah, Salt Lake
	County School Building School Board
	Guaranty Program
1,000,000	5.000%, 06/01/31	Aaa/NR/AAA	1,164,240
	Houston, Texas Independent School
	District
3,000,000	5.000%, 02/15/28 AGMC Insured
	(pre-refunded)	Aaa/AA+/NR	3,124,890
	Irving, Texas Independent School
	District Capital Appreciation
	Refunding
1,000,000	zero coupon, 02/15/20 PSF
	Guaranteed	Aaa/AAA/NR	795,860
	Lake Travis, Texas Independent School
	District Unlimited Tax Refunding
515,000	0.050%, 08/15/13 PSF Guaranteed	NR/AAA/AAA	514,737
	Magnolia, Texas Independent School
	District Schoolhouse
1,495,000	5.000%, 08/15/25 NPFG/ FGIC
	Insured	Aa3/NR/NR	1,657,193
	Navasota, Texas Independent School
	District
475,000	5.000%, 08/15/23 NPFG/ FGIC
	Insured	A1/NR/NR	497,463

8 | Tax-Free Fund For Utah

     TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s, S&P
Principal		and Fitch
Amount	General Obligation Bonds (continued)	(unaudited)	Value

	School District (continued)
	North East Independent School District,
	Texas
$1,000,000	5.000%, 08/01/33 NPFG Insured PSF
	Guaranteed	Aaa/AAA/NR	$1,048,940
	Port Arthur, Texas Independent School
	District School Building
2,000,000	5.250%, 02/15/30 NPFG/ FGIC Insured
	(pre-refunded)	Aa3/NR/AA-	2,086,700
	Schertz-Cibolo Universal City, Texas
	Independent School District
2,325,000	5.000%, 02/01/36 PSF Guaranteed	Aaa/NR/AAA	2,541,969
	Uintah County, Utah School District
	School Board Guaranty Program
455,000	4.250%, 02/01/24	Aaa/NR/NR	488,857
	Wasatch County, Utah School District
	School Board Guaranty Program
880,000	5.000%, 06/01/25	Aaa/NR/NR	980,505
900,000	4.375%, 06/01/26	Aaa/NR/NR	973,494
	Washoe County, Nevada School District
200,000	4.625%, 06/01/23 NPFG/ FGIC Insured
	(pre-refunded)	Aa2/AA/NR	201,422
	Washoe County, Nevada School District
	Refunding & School Improvement
2,000,000	5.000%, 06/01/30 Series A	Aa2/AA/NR	2,265,900
	Wylie, Texas Independent School District
	Capital Appreciation Refunding
1,000,000	zero coupon, 08/15/27 PSF
	Guaranteed**	Aaa/NR/NR	606,590
	Total School District		26,222,242

	Transportation (2.0%)
	Texas State Transportation Commission
	Mobility Fund
1,140,000	5.000%, 04/01/27 Series A	Aaa/AA+/AAA	1,300,318
5,000,000	5.000%, 04/01/35	Aaa/AA+/AAA	5,521,400
2,000,000	4.750%, 04/01/35 Series A NPFG/ IBC
	Insured	Aaa/AA+/AAA	2,121,960
	Total Transportation		8,943,678

9 | Tax-Free Fund For Utah

     TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s, S&P
Principal		and Fitch
Amount	General Obligation Bonds (continued)	(unaudited)	Value

	Utilities (1.3%)
	Central Utah Water Conservancy
	District Refunding
$765,000	5.000%, 04/01/28 Series B	NR/AA+/AAA	$892,548
	Las Vegas Valley, Nevada Water District
	Refunding
1,000,000	5.000%, 06/01/30 Series C	Aa2/AA+/NR	1,144,560
	Las Vegas Valley, Nevada Water District
	Refunding & Water Improvement
2,500,000	5.000%, 02/01/38 Series A	Aa2/AA+/NR	2,760,925
	Virgin Valley, Nevada Water District
955,000	5.000%, 03/01/34 AGC Insured	A1/NR/NR	1,024,438
	Total Utilities		5,822,471
	Total General Obligation Bonds		102,478,230

	Revenue Bonds (75.1%)

	Airport (1.3%)
	Alaska State International Airport
	Revenue
35,000	5.000%, 10/01/24 AMBAC Insured
	AMT	Aa3/NR/A+	35,047
	Broward County, Florida Airport System
	Revenue Refunding
1,000,000	5.375%, 10/01/29 Series O	A1/A+/A	1,136,040
	Clark County, Nevada Passenger Facilities
	Charge Revenue Las Vegas-McCarran
	International Airport
1,500,000	5.000%, 07/01/30	A1/A+/NR	1,666,395
	Miami-Dade County, Florida Aviation
	Revenue Miami International Airport
1,675,000	5.000%, 10/01/22 Series A-1	A2/A/A	1,982,178
	Reno-Tahoe, Nevada Airport Authority
	Revenue Refunding
1,000,000	5.000%, 07/01/26 AGMC Insured	A2/NR/A	1,068,230
	Total Airport		5,887,890

	Education (9.4%)
	Florida Higher Education Facilities
	Authority Revenue, Refunding,
	Rollins College Project
1,000,000	5.000%, 12/01/37 Series A	A1/NR/NR	1,099,630

10 | Tax-Free Fund For Utah

     TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s, S&P
Principal		and Fitch
Amount	Revenue Bonds (continued)	(unaudited)	Value

	Education (continued)
	Florida State Board of Education Public
	Education
$210,000	4.500%, 06/01/25 AGMC Insured	Aa1/AAA/AAA	$219,635
	Hammond, Indiana School Building
	Corp. First Mortgage
1,030,000	5.000%, 07/15/31 NPFG Insured	Baa2/AA+/NR	1,081,984
	Hillsborough County, Florida School
	Board COP
510,000	4.250%, 07/01/26 NPFG Insured	Aa2/AA-/AA	554,288
1,500,000	5.000%, 07/01/31 NPFG Insured	Aa2/AA-/AA	1,661,595
	Salt Lake County, Utah Westminster
	College Project
825,000	4.750%, 10/01/20	NR/BBB/NR	886,694
870,000	4.750%, 10/01/21	NR/BBB/NR	930,630
2,300,000	5.000%, 10/01/22	NR/BBB/NR	2,410,331
1,250,000	5.000%, 10/01/25	NR/BBB/NR	1,301,088
600,000	5.000%, 10/01/27	NR/BBB/NR	633,738
2,025,000	5.125%, 10/01/28	NR/BBB/NR	2,099,014
	Southern Utah University Revenue
	Refunding, Auxiliary System Student
	Building Fee
875,000	4.000%, 05/01/19	NR/AA/NR	984,813
	Texas A&M University Revenue
1,700,000	5.000%, 07/01/34	Aaa/AAA/AAA	2,040,391
	Texas State University System Financing
	Revenue
2,000,000	5.250%, 03/15/25	Aa2/AA-/AA	2,323,300
	Tooele County, Utah Municipal Building
	Authority School District Lease Revenue
1,000,000	4.875%, 06/01/25	A1/A+/NR	1,079,060
1,000,000	5.000%, 06/01/28	A1/A+/NR	1,066,810
	University of Utah COP
3,170,000	4.350%, 12/01/26 AMBAC Insured	Aa2/AA-/NR	3,401,854
	Utah State Board of Regents
2,980,000	4.500%, 04/01/29	Aa2/AA/NR	3,273,381
	Utah State Board of Regents Auxiliary
	& Campus Facility
1,000,000	4.125%, 04/01/20 NPFG Insured	Aa2/AA/NR	1,058,900

11 | Tax-Free Fund For Utah

     TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s, S&P
Principal		and Fitch
Amount	Revenue Bonds (continued)	(unaudited)	Value

	Education (continued)
	Utah State Board of Regents Lease
	Revenue
$410,000	4.500%, 05/01/20 AMBAC Insured	NR/AA/NR	$443,251
425,000	4.500%, 05/01/21 AMBAC Insured	NR/AA/NR	457,083
450,000	4.625%, 05/01/22 AMBAC Insured	NR/AA/NR	483,408
120,000	4.650%, 05/01/23 AMBAC Insured	NR/AA/NR	128,332
	Utah State Board of Regents Office
	Facility Revenue
1,045,000	5.000%, 04/01/23 NPFG Insured	Aa2/AA-/NR	1,124,106
	Utah State Board of Regents, Utah, Valley
	University Student Center Building Fee
	And Unified System Revenue
3,005,000	5.000%, 11/01/28 Series 2012A	NR/AA/NR	3,496,588
1,000,000	4.000%, 11/01/29 Series 2012A	NR/AA/NR	1,050,350
	Warsaw, Indiana Multi-School Building
	Corp., First Mortgage
1,800,000	5.450%, 01/15/28 Series B	NR/AA+/NR	1,995,066
	Washington State Higher Education
	Facilities Authority Revenue,
	Refunding, Gonzaga University
	Project
950,000	5.000%, 04/01/24 Series B	A3/NR/NR	1,038,264
	Washington State University Revenue
735,000	4.600%, 10/01/29 AGMC Insured	Aa2/AA-/NR	809,587
	Weber State University, Utah Student
	Facilities System
1,825,000	4.400%, 04/01/27 AGMC Insured	NR/AA/NR	1,921,907
1,275,000	5.125%, 04/01/32 NPFG Insured	Baa2/AA/NR	1,349,422
	Total Education		42,404,500

	Education - Charter Schools (8.7%)
	La Vernia, Texas Higher Education
	Finance Corp., Jubilee Academy
3,401,500	6.500%, 03/15/38 144A†	NR/NR/NR*	3,403,133
	Utah County, Utah Charter School
	Revenue Lakeview Academy
210,000	5.350%, 07/15/17 Series A	NR/BBB-/NR	223,194
610,000	4.500%, 07/15/22	NR/BBB-/NR	612,324

12 | Tax-Free Fund For Utah

     TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s, S&P
Principal		and Fitch
Amount	Revenue Bonds (continued)	(unaudited)	Value

	Education - Charter Schools (continued)
	Utah County, Utah Charter School
	Revenue Lincoln Academy
$635,000	5.450%, 06/15/17 Series A 144A	NR/NR/NR*	$639,439
	Utah County, Utah Charter School
	Revenue Renaissance Academy
225,000	5.350%, 07/15/17 Series A 144A	NR/NR/NR*	229,898
	Utah State Charter School Finance
	Authority Entheos Academy
5,598,000	6.750%, 08/15/38 144A	NR/NR/NR*	5,597,720
	Utah State Charter School Finance
	Authority Fast Forward Academy
2,940,700	6.500%, 11/15/37 144A	NR/NR/NR*	2,805,369
	Utah State Charter School Finance
	Authority George Washington Academy
1,000,000	6.750%, 07/15/28	NR/BB+/NR*	1,027,950
	Utah State Charter School Finance
	Authority Legacy Preparatory
	Academy
5,510,000	6.750%, 06/15/38 144A	NR/NR/NR*	5,489,393
7,580,000	7.250%, 06/15/39 144A	NR/NR/NR*	7,538,386
	Utah State Charter School Finance
	Authority Ogden Preparatory
	Academy School Board Guaranty
	Program
475,000	4.000%, 10/15/22	NR/AA/NR	532,104
505,000	4.000%, 10/15/23	NR/AA/NR	559,853
525,000	4.000%, 10/15/24	NR/AA/NR	576,004
	Utah State Charter School Finance
	Authority, Refunding & Improvement,
	Davinci Academy
1,000,000	7.050%, 09/15/26 Series 2011A	NR/BBB-/NR	1,087,300
	Utah State Charter School Finance
	Authority Rockwell Charter School
900,000	6.750%, 08/15/28 144A	NR/NR/NR*	796,320
	Utah State Charter School Finance
	Authority Ronald Wilson Reagan
	Academy
1,200,000	5.750%, 02/15/22 Series A 144A	NR/BBB-/NR	1,271,820

13 | Tax-Free Fund For Utah

     TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s, S&P
Principal		and Fitch
Amount	Revenue Bonds (continued)	(unaudited)	Value

	Education - Charter Schools (continued)
	Utah State Charter School Finance
	Authority Venture Academy
$7,040,000	6.750%, 11/15/38 144A	NR/NR/NR*	$7,048,026
	Total Education - Charter Schools		39,438,233

	Hospital (3.8%)
	Brevard County, Florida Health Facilities
	Authority Health First Inc. Project
1,215,000	5.000%, 04/01/18	A3/A-/NR	1,324,508
	Campbell County, Wyoming Hospital
	District, Hospital Revenue, Memorial
	Hospital Project
1,040,000	5.000%, 12/01/20	NR/A-/NR	1,152,778
1,000,000	5.500%, 12/01/34	NR/A-/NR	1,066,420
	Harris County, Texas Health Facility
	Development Corp. Christus Health
	Series A-6
1,000,000	4.750%, 07/01/30 AGMC Insured	A1/AA-/NR	1,076,010
	Indiana Finance Authority Hospital
	Revenue, Parkview Health System
1,350,000	5.875%, 05/01/29 (pre-refunded)	A1/NR/NR	1,431,837
	Indiana Finance Authority Hospital
	Revenue, Parkview Health System,
	Unrefunded balance
300,000	5.875%, 05/01/29	A1/A+/NR	310,629
	King County, Washington Public Hospital
	District No. 002, Refunding, Evergreen
	Healthcare
1,000,000	5.250%, 12/01/28	Aa3/A+/NR	1,129,560
	Laramie County, Wyoming Hospital
	Revenue, Cheyenne Regional
	Medical Center Project
1,000,000	5.000%, 05/01/32	NR/A+/NR	1,101,770
	Reno, Nevada Hospital Revenue,
	Washoe Medical Center
725,000	5.000%, 06/01/23 AGMC Insured	A2/AA-/NR	784,088
680,000	5.000%, 06/01/23 AGMC Insured	A2/AA-/NR	735,420

14 | Tax-Free Fund For Utah

     TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s, S&P
Principal		and Fitch
Amount	Revenue Bonds (continued)	(unaudited)	Value

	Hospital (continued)
	Richmond, Indiana Hospital Revenue
$250,000	5.000%, 01/01/19	NR/A/A	$273,020
	Riverton, Utah Hospital Revenue,
	Intermountain Health Care Health
	Services, Inc.
940,000	5.000%, 08/15/36	Aa1/AA+/NR	1,043,015
	Tarrant County, Texas Cultural Education
	Facilities Finance Corp. Hospital
	Refunding, Scott & White Healthcare
	Project
1,000,000	5.250%, 08/15/25	A1/A/AA-	1,156,990
	Utah County, Utah Hospital Revenue,
	IHC Health Services, Inc.
500,000	5.000%, 05/15/29	Aa1/AA+/NR	570,005
	Utah State Board of Regents Revenue
	Hospital - University of Utah
3,000,000	5.000%, 08/01/31 Series B	Aa2/AA/NR	3,298,680
	Washington State Health Care Facilities
	Authority Revenue, Refunding, Fred
	Hutchinson Cancer
595,000	5.000%, 01/01/18	A2/A/NR	670,505
	Total Hospital		17,125,235

	Housing (3.5%)
	Florida Housing Finance Corp.
375,000	5.000%, 07/01/21 AMT	Aa1/AA+/AA+	390,375
390,000	6.000%, 07/01/28	Aa1/AA+/AA+	417,780
	Indianapolis, Indiana Multi-Family
350,000	4.850%, 01/01/21 AMT FNMA Insured	A1/NR/NR	355,274
	Miami-Dade County, Florida Housing
	Finance Authority
535,000	5.000%, 11/01/23 AGMC Insured AMT	A2/AA-/A-	538,804
	South Dakota Housing Development
	Authority
45,000	6.000%, 05/01/28	Aa1/AAA/NR	45,492
	Utah Housing Corporation Single
	Family Mortgage
25,000	5.250%, 07/01/23 AMT	Aa2/AA/AA	25,022

15 | Tax-Free Fund For Utah

     TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s, S&P
Principal		and Fitch
Amount	Revenue Bonds (continued)	(unaudited)	Value

	Housing (continued)
	Utah Housing Corporation Single
	Family Mortgage (continued)
$625,000	5.125%, 07/01/24 AMT	Aa3/AA-/AA-	$625,437
565,000	5.000%, 07/01/25 AMT	Aa3/AA-/AA-	564,915
145,000	5.100%, 01/01/26 AMT	Aa3/AA-/AA-	145,307
90,000	5.650%, 07/01/27 AMT	Aa2/AA/AA	90,281
905,000	5.250%, 01/01/28 AMT	Aa3/AA-/AA-	920,819
1,690,000	5.800%, 07/01/28 AMT	Aa3/AA-/AA-	1,771,914
635,000	5.700%, 07/01/28 AMT	Aa3/AA-/AA-	663,613
465,000	5.500%, 07/01/28 AMT	Aa3/AA-/AA-	482,772
730,000	6.100%, 01/01/29 AMT	Aa3/AA-/AA-	772,610
1,250,000	5.250%, 07/01/28 Series A AMT	Aa3/AA-/AA-	1,300,763
555,000	4.950%, 01/01/32 Series A Class II	Aa2/AA/AA	584,859
1,975,000	4.500%, 01/01/24 Series A Class III	Aa3/AA-/AA-	2,089,965
1,000,000	4.000%, 07/01/28 Series B-1 Class I	Aaa/AAA/AAA	1,025,910
915,000	4.625%, 07/01/32 Series B-1 Class II	Aa2/AA/AA	960,000
615,000	4.500%, 07/01/23 Series C	Aa3/AA-/AA-	654,169
	Utah State Housing Finance Agency
30,000	5.700%, 07/01/15 AMT	Aa3/AA-/AA-	30,068
265,000	5.500%, 07/01/18 AMT	Aa3/AA-/AA-	268,087
10,000	5.000%, 07/01/18 AMT	Aaa/AA+/NR	10,008
140,000	5.600%, 07/01/23 AMT	Aa2/AA/AA	140,154
	Wyoming Community Development
	Authority Homeownership Mortgage
	Revenue
755,000	4.625%, 06/01/28 Series A	Aa2/NR/NR	797,574
	Total Housing		15,671,972

	Local Public Property (11.2%)
	CIVIC Ventures Alaska Revenue
	Anchorage Convention Center
1,285,000	4.625%, 09/01/30 NPFG Insured	A1/A/A+	1,351,871
	Clark County, Nevada Improvement
	District Special Local Improvement
	#128 (Summerlin)
500,000	5.000%, 02/01/21 Series A	NR/NR/NR*	458,820
	Draper, Utah Sales Tax Revenue
1,640,000	4.500%, 05/01/27 Series A	NR/AA/NR	1,850,871
1,000,000	5.000%, 05/01/32 Series A	NR/AA/NR	1,158,740

16 | Tax-Free Fund For Utah

     TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s, S&P
Principal		and Fitch
Amount	Revenue Bonds (continued)	(unaudited)	Value

	Local Public Property (continued)
	El Paso, Texas Solid Waste Disposal
	System Revenue
$1,540,000	5.125%, 08/15/28 AGMC Insured	A2/AA-/NR	$1,553,506
	Herriman, Utah Special Assessment
	Towne Center Assessment Area
1,045,000	4.875%, 11/01/23	NR/A/NR	1,110,783
1,150,000	5.000%, 11/01/25	NR/A/NR	1,216,608
1,975,000	5.000%, 11/01/29	NR/A/NR	2,035,633
	Lincoln County, Wyoming Building
	Corp. Lease Revenue
700,000	5.000%, 05/01/32	NR/A+/NR	770,168
	New Albany, Indiana Development
	Authority
500,000	4.250%, 02/01/22	NR/A-/NR	516,020
	Orem, Utah Special Assessment
1,765,000	7.750%, 11/01/25	NR/NR/NR*	1,772,607
	Riverton City, Utah Franchise & Sales
	Tax Revenue
1,585,000	5.000%, 06/01/31 AMBAC Insured	NR/AA-/AA	1,708,725
	Salt Lake Valley, Utah Fire Service
	District Lease Revenue
2,645,000	5.200%, 04/01/28	Aa2/NR/AA-	3,008,978
1,000,000	5.250%, 04/01/30	Aa2/NR/AA-	1,136,410
	Sevier County, Utah Municipal Building
	Authority Lease Revenue Refunding
915,000	5.000%, 11/15/19 NPFG/ FGIC Insured
	(pre-refunded)	NR/NR/NR*	963,010
	South Dakota State Building Authority
	Revenue
500,000	4.500%, 06/01/24 NPFG/ FGIC
	Insured	NR/AA/NR	553,245
	South Ogden City, Utah Sales Tax
	Revenue Refunding
1,895,000	4.375%, 05/01/29 NPFG/ FGIC
	Insured	Baa2/A+/NR	1,958,047
	St. Augustine, Florida Capital
	Improvement Refunding
500,000	5.000%, 10/01/34	Aa3/A+/A+	565,870

17 | Tax-Free Fund For Utah

     TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s, S&P
Principal		and Fitch
Amount	Revenue Bonds (continued)	(unaudited)	Value

	Local Public Property (continued)
	St. Lucie County, Florida School Board
	COP Master Lease Program
$500,000	5.000%, 07/01/30 Series A	Aa3/A/A+	$571,950
	Twin Creeks, Utah Special Services
	District
11,230,970	10.000%, 07/15/30 144A	NR/NR/NR*	11,260,395
	Uintah County, Utah Municipal Building
	Authority Lease Revenue
500,000	5.000%, 06/01/24	NR/A+/NR	554,275
2,000,000	5.300%, 06/01/28	NR/A+/NR	2,191,280
1,005,000	5.500%, 06/01/37	NR/A+/NR	1,087,762
1,120,000	5.500%, 06/01/40	NR/A+/NR	1,208,413
	Utah State Municipal Finance Cooperative
	Local Government Capital Appreciation
	Pool Capital, Salt Lake
165,000	zero coupon, 03/01/14 AGMC
	Insured	A2/AA-/AA	162,990
	Utah Transit Authority Sales Tax Revenue,
	Series A
1,000,000	5.000%, 06/15/28	Aa2/AAA/AA	1,143,710
	Wasatch County, Utah Municipal Building
	Authority
600,000	0.250%, 12/01/13	NR/AA-/AA-	599,208
535,000	0.250%, 12/01/14	NR/AA-/AA-	531,030
	Washington County/St. George Interlocal
	Agency, Utah Lease Revenue Refunding
650,000	0.500%, 12/01/15 Series A	A1/A+/NR	642,330
1,365,000	0.500%, 12/01/16 Series A	A1/A+/NR	1,327,995
	Weber County, Utah Municipal Building
	Authority
325,000	5.250%, 12/15/19 AMBAC Insured	Aa3/NR/NR	344,750
	West Bountiful, Utah Courthouse Revenue
410,000	5.000%, 05/01/19 (pre-refunded)	NR/A/NR	430,992
	West Valley City, Utah Municipal Building
	Authority Lease Revenue Refunding
1,645,000	4.500%, 08/01/22 Series A NPFG/ FGIC
	Insured	NR/A+/A+	1,764,624
1,890,000	4.375%, 08/01/26 Series A NPFG/ FGIC
	Insured	NR/A+/A+	1,991,890

18 | Tax-Free Fund For Utah

     TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s, S&P
Principal		and Fitch
Amount	Revenue Bonds (continued)	(unaudited)	Value

	Local Public Property (continued)
	West Valley City, Utah Sales Tax
	Revenue Capital Appreciation Bonds
$2,750,000	zero coupon, 07/15/35	NR/AA+/NR	$985,215
	Total Local Public Property		50,488,721

	State Agency (1.8%)
	Utah Infrastructure Agency
	Telecommunications & Franchise Tax
1,000,000	5.500%, 10/15/30 Series A AGMC
	Insured	Aa3/AA-/NR	1,155,200
1,475,000	5.250%, 10/15/33 Series A AGMC
	Insured	A2/AA-/NR	1,637,560
	Utah State Building Ownership Authority
	Lease Revenue Refunding State
	Facilities Master Lease Program
465,000	5.000%, 05/15/21 (pre-refunded)	Aa1/AA+/NR	529,472
510,000	5.000%, 05/15/23 (pre-refunded)	Aa1/AA+/NR	580,711
1,000,000	5.000%, 05/15/24	Aa1/AA+/NR	1,232,560
1,080,000	5.000%, 05/15/25 (pre-refunded)	Aa1/AA+/NR	1,137,294
1,575,000	5.000%, 05/15/26	Aa1/AA+/NR	1,776,049
	Total State Agency		8,048,846

	Tax Revenue (6.6%)
	Bountiful City, Utah Sales Tax
	Refunding Bond
191,000	3.500%, 06/01/13	NR/AA/NR	191,762
832,000	4.000%, 06/01/17	NR/AA/NR	910,300
	Brigham, Utah Special Assessment
	Voluntary Assessment Area
1,140,000	5.250%, 08/01/23	A1/NR/NR	1,255,699
820,000	5.500%, 08/01/29	A1/NR/NR	891,455
	Clark County, Nevada Improvement
	District
250,000	5.000%, 08/01/16	NR/NR/NR*	238,915
	Coral Canyon, Utah Special Service
	District
25,000	5.000%, 07/15/13 Escrowed to
	Maturity	NR/NR/NR*	25,335
250,000	5.500%, 07/15/18 (pre-refunded)	NR/NR/NR*	253,707

19 | Tax-Free Fund For Utah

     TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s, S&P
Principal		and Fitch
Amount	Revenue Bonds (continued)	(unaudited)	Value

	Tax Revenue (continued)
	Henderson, Nevada Local Improvement
	District
$285,000	5.000%, 09/01/14	NR/NR/NR*	$291,461
285,000	5.000%, 09/01/15	NR/NR/NR*	293,527
220,000	5.000%, 03/01/16	NR/NR/NR*	219,109
	Holladay, Utah Redevelopment Agency
2,182,500	4.900%, 12/30/20	NR/NR/NR*	2,039,721
	Jordanelle, Utah Special Service District
186,000	5.000%, 11/15/14	NR/NR/NR*	186,093
196,000	5.100%, 11/15/15	NR/NR/NR*	196,051
206,000	5.200%, 11/15/16	NR/NR/NR*	206,029
216,000	5.300%, 11/15/17	NR/NR/NR*	216,017
228,000	5.400%, 11/15/18	NR/NR/NR*	228,002
240,000	5.500%, 11/15/19	NR/NR/NR*	239,974
253,000	5.600%, 11/15/20	NR/NR/NR*	251,745
268,000	5.700%, 11/15/21	NR/NR/NR*	264,755
283,000	5.800%, 11/15/22	NR/NR/NR*	278,280
299,000	6.000%, 11/15/23	NR/NR/NR*	294,832
	La Verkin, Utah Sales and Franchise
	Tax Revenue
571,000	5.100%, 07/15/27†	NR/NR/NR*	565,250
	Lehi, Utah Sales Tax
790,000	5.000%, 06/01/24 AGMC Insured	A2/AA-/NR	819,088
	Mesquite, Nevada New Special
	Improvement District
200,000	4.900%, 08/01/13	NR/NR/NR*	199,138
125,000	5.250%, 08/01/17	NR/NR/NR*	119,856
270,000	5.350%, 08/01/19	NR/NR/NR*	249,326
115,000	5.400%, 08/01/20	NR/NR/NR*	105,195
430,000	5.500%, 08/01/25	NR/NR/NR*	374,371
	North Ogden, Utah Sales Tax Revenue
195,000	5.000%, 11/01/24 Syncora Guarantee,
	Inc. Insured	NR/A+/AA	204,413
	Payson City, Utah Sales Tax Revenue
445,000	5.000%, 08/01/21 AGMC Insured	A2/AA-/NR	489,874
	Riverton City, Utah Franchise & Sales
	Tax Revenue
750,000	5.000%, 06/01/24 AMBAC Insured	NR/AA-/AA	818,055

20 | Tax-Free Fund For Utah

     TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s, S&P
Principal		and Fitch
Amount	Revenue Bonds (continued)	(unaudited)	Value

	Tax Revenue (continued)
	Salt Lake City, Utah Sales Tax
$1,060,000	5.000%, 02/01/23 (pre-refunded)	NR/AAA/NR	$1,150,736
1,115,000	5.000%, 02/01/24 (pre-refunded)	NR/AAA/NR	1,210,444
	South Weber City, Utah
525,000	5.000%, 01/15/24 NPFG Insured	Baa2/A/AA-	538,703
	Springville, Utah Special Assessment
	Revenue
120,000	5.500%, 01/15/17	NR/NR/NR*	120,001
127,000	5.650%, 01/15/18	NR/NR/NR*	126,935
135,000	5.800%, 01/15/19	NR/NR/NR*	134,267
116,000	5.900%, 01/15/20	NR/NR/NR*	114,651
	Utah Transit Authority Sales Tax Revenue
6,920,000	5.000%, 06/15/36 AGMC Insured
	Series A	Aa2/AAA/AA	7,874,199
	Vernal City, Utah Sales Tax Revenue
515,000	4.750%, 09/01/31 AGC Insured	NR/AA/NR	564,363
300,000	4.875%, 09/01/34 AGC Insured	NR/AA/NR	327,456
	Wasatch County, Utah Building Authority
130,000	5.000%, 10/01/15 (pre-refunded)	A1/NR/NR	133,076
135,000	5.000%, 10/01/16 (pre-refunded)	A1/NR/NR	138,194
	Washington City, Utah Sales Tax
680,000	5.250%, 11/15/17 AMBAC Insured
	(pre-refunded)	NR/A/NR	701,107
	Weber County, Utah Sales Tax
385,000	5.000%, 07/01/23 AMBAC Insured
	(pre-refunded)	A1/NR/NR	389,505
	West Valley City, Utah Redevelopment
	Agency
1,625,000	5.000%, 03/01/21	NR/A-/NR	1,700,010
320,000	5.000%, 03/01/22	NR/A-/NR	334,099
350,000	5.000%, 03/01/23	NR/A-/NR	364,556
1,000,000	5.000%, 03/01/24	NR/A-/NR	1,041,020
	Total Tax Revenue		29,880,657

	Transportation (4.6%)
	Central Puget Sound, Washington
	Regional Transportation Authority
	Sales Tax
2,000,000	5.000%, 11/01/25 Series A AMBAC
	Insured (pre-refunded)	Aa2/AAA/NR	2,194,560

21 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s, S&P
Principal		and Fitch
Amount	Revenue Bonds (continued)	(unaudited)	Value

	Transportation (continued)
	Dallas, Texas Area Rapid Transit Sales
	Tax Revenue Refunding Senior Lien
$1,000,000	5.000%, 12/01/36 AMBAC Insured	Aa2/AA+/AA	$1,112,860
	Indiana Finance Authority Highway
	Revenue
1,950,000	4.500%, 12/01/25 NPFG/ FGIC
	Insured	Aa1/AA+/AA+	2,169,414
	North Texas Turnpike Authority Revenue
2,000,000	6.100%, 01/01/28	A2/A-/NR	2,327,100
	Utah Transit Authority Sales Tax Revenue
	Capital Appreciation Refunding
2,000,000	zero coupon, 06/15/29 NPFG Insured
	Series A	A1/A-/A+	968,120
	Utah Transit Authority Sales Tax Revenue
	Refunding
5,185,000	zero coupon, 06/15/23 Series A NPFG
	Insured	A1/A-/A+	3,473,224
1,000,000	5.000%, 06/15/32	A1/A-/A+	1,134,750
	Utah Transit Authority Sales Tax Revenue
2,000,000	5.000%, 06/15/27 Series A	Aa2/AAA/AA	2,291,680
	Utah Transit Authority Sales Tax &
	Transportation Revenue
1,450,000	4.125%, 06/15/22 AGMC Insured	Aa2/AAA/AA	1,553,515
195,000	5.250%, 06/15/32 AGMC Insured	Aa2/AAA/AA	254,964
	Washoe County, Nevada Highway
	Revenue
1,000,000	5.500%, 02/01/28	A1/A+/NR	1,143,060
	Washoe County, Nevada Highway
	Revenue Fuel Tax
1,000,000	5.000%, 02/01/32**	A1/A+/NR	1,089,970
1,000,000	5.000%, 02/01/38**	A1/A+/NR	1,065,920
	Total Transportation		20,779,137

	Utility (10.6%)
	Clark County, Washington Public Utility
	District No. 001 Generating Refunding
1,000,000	5.000%, 01/01/24	A2/A/A+	1,152,230
	Cowlitz County, Washington Public
	Utility District Electric Revenue
650,000	4.500%, 09/01/26 NPFG Insured	A1/NR/A	677,729

22 | Tax-Free Fund For Utah

     TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s, S&P
Principal		and Fitch
Amount	Revenue Bonds (continued)	(unaudited)	Value

	Utility (continued)
	Douglas County, Washington Public
	Utility District No. 001 Electric
	Distribution System
$635,000	0.050%, 12/01/15	Aa3/AA/NR	$623,310
	Eagle Mountain, Utah Gas & Electric
1,385,000	4.250%, 06/01/20 Radian Insured	NR/NR/NR*	1,394,889
1,440,000	5.000%, 06/01/21 Radian Insured	NR/NR/NR*	1,477,570
1,215,000	5.000%, 06/01/22 Radian Insured	NR/NR/NR*	1,245,424
	Energy Northwest Washington Wind
	Project
1,000,000	4.500%, 07/01/30 Series A AMBAC
	Insured	A2/A/A-	1,052,650
	Houston, Texas Utility System Revenue,
	Refunding
1,165,000	5.125%, 05/15/28 Series A NPFG
	Insured	Aa2/AA/AA-	1,220,489
	Intermountain Power Agency, Utah
	Power Supply Revenue, Refunding
250,000	5.250%, 07/01/23 (pre-refunded)	A1/A+/AA-	253,078
1,000,000	5.000%, 07/01/21 Series A AGMC
	Insured (pre-refunded)	Aa3/AA-/AA-	1,011,700
1,000,000	4.250%, 07/01/19 Series B	A1/A+/AA-	1,054,090
	Jacksonville Electric Authority, Florida
	Bulk Power System Revenue,
	Scherer 4 Project
1,500,000	6.000%, 10/01/37 Series A	Aa2/AA-/AA	1,576,185
	Jacksonville Electric Authority, Florida
	Electric System Revenue
500,000	5.000%, 10/01/26	Aa3/A+/AA	507,370
500,000	4.500%, 10/01/32 Series
	Three 2012A	Aa2/AA-/AA	548,860
515,000	5.500%, 10/01/39	Aa3/A+/AA	530,491
	Lower Colorado River Authority, Texas
1,470,000	5.250%, 05/15/29	A1/A/A	1,678,226
60,000	5.250%, 05/15/29 (pre-refunded)	NR/NR/NR*	74,449
5,000	5.250%, 05/15/29 (pre-refunded)	NR/NR/NR*	6,221
	Lower Colorado River Authority, Texas
	Transmission Contract Revenue,
	Refunding
1,065,000	5.000%, 05/15/33 AMBAC Insured	A2/A/A+	1,070,549

23 | Tax-Free Fund For Utah

     TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s, S&P
Principal		and Fitch
Amount	Revenue Bonds (continued)	(unaudited)	Value

	Utility (continued)
	Port St. Lucie, Florida Utility System
	Revenue
$1,200,000	5.250%, 09/01/26 NPFG Insured
	(pre-refunded)	A1/NR/AA-	$1,283,928
	Santa Clara, Utah Electric Revenue
1,005,000	4.250%, 08/01/26 AGC Insured	A3/NR/NR	959,604
	Sarasota, Florida Utility System Revenue
	Refunding
1,455,000	5.000%, 10/01/27	NR/AA+/AA	1,759,051
	St. George, Utah Electric Revenue
500,000	4.500%, 06/01/20 AGMC Insured	A2/NR/NR	530,340
3,750,000	5.000%, 06/01/38 AGMC Insured	A2/NR/NR	4,035,337
	Tacoma, Washington Solid Waste Utility
	Revenue
1,000,000	5.000%, 12/01/23 Syncora Guarantee,
	Inc. Insured	A2/AA/AA-	1,096,100
	Tallahassee, Florida Energy System
	Revenue Refunding
1,500,000	5.000%, 10/01/28	Aa3/AA/AA-	1,665,990
	Texas Municipal Power Agency Revenue
	Unrefunded Balance
1,665,000	zero coupon, 09/01/14 NPFG
	Insured	A2/A+/A+	1,645,886
	Utah Associated Municipal Power
	System
1,000,000	5.000%, 04/01/21 AGMC Insured
	(pre-refunded)	A2/AA-/NR	1,000,000
	Utah Associated Municipal Power System
	Revenue, Horse Butte Wind Project
2,120,000	0.050%, 09/01/13 Series A	NR/A-/A-	2,116,947
1,005,000	5.000%, 09/01/32 Series A	NR/A-/A-	1,125,811
	Utah Associated Municipal Power System
	Revenue Refunding, Payson Power
	Project
2,000,000	5.000%, 04/01/24	NR/A-/A	2,333,880
1,000,000	5.000%, 04/01/25	NR/A-/A	1,148,990
6,375,000	5.000%, 04/01/26	NR/A-/A	7,263,292
	Washington, Utah Electric Revenue
985,000	5.000%, 09/01/21 Syncora Guarantee,
	Inc. Insured	Baa1/NR/NR	1,018,776

24 | Tax-Free Fund For Utah

     TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s, S&P
Principal		and Fitch
Amount	Revenue Bonds (continued)	(unaudited)	Value

	Utility (continued)
	Washington, Utah Electric Revenue
	(continued)
$1,000,000	5.000%, 09/01/24 Syncora Guarantee,
	Inc. Insured	Baa1/NR/NR	$1,027,680
	Wyoming Municipal Power Agency
	Power Supply System Revenue
720,000	5.500%, 01/01/28 Series A	A2/A-/NR	813,629
	Total Utility		47,980,751

	Water and Sewer (13.6%)
	Cape Coral, Florida Water & Sewer
	Revenue
1,000,000	5.000%, 10/01/36 AGMC-AMBAC
	Insured	A1/AA-/A	1,100,060
	Central Utah Water Conservancy District
1,000,000	5.000%, 10/01/37 Series C	NR/AA+/AA+	1,148,140
	Central Utah Water Conservancy District
	Refunding, Jordanelle Hydrant
1,125,000	4.500%, 10/01/27 Series A	NR/AA+/AA	1,270,507
	Central Weber, Utah Sewer Improvement
	District Revenue Refunding
1,000,000	5.000%, 03/01/28 Series A AGMC
	Insured	NR/AA-/AA	1,125,970
2,000,000	4.375%, 03/01/30 Series A AGMC
	Insured	NR/AA-/AA	2,145,900
4,000,000	5.000%, 03/01/33 Series A AGMC
	Insured	NR/AA-/AA	4,435,280
	Davie, Florida Water & Sewer Revenue
1,000,000	5.000%, 10/01/32 AGMC Insured	A1/AA-/NR	1,121,100
	Eagle Mountain, Utah Water and Sewer
690,000	4.750%, 11/15/25 NPFG Insured	Baa2/A+/AA-	737,072
	Herriman City, Utah Water Revenue
	Refunding
1,210,000	4.500%, 01/01/33 AMBAC Insured	NR/A/NR	1,270,439
	Jordan Valley, Utah Water Conservancy
	District Revenue
1,000,000	5.000%, 10/01/31 Series B	NR/AA+/AA	1,149,650
6,000,000	5.000%, 10/01/35 Series B	NR/AA+/AA	6,810,840
	King County, Washington Sewer Revenue
660,000	5.000%, 01/01/33 AGMC Insured	Aa2/AA+/NR	745,048

25 | Tax-Free Fund For Utah

     TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s, S&P
Principal		and Fitch
Amount	Revenue Bonds (continued)	(unaudited)	Value

	Water and Sewer (continued)
	Laredo, Texas Waterworks Sewer System
	Revenue
$1,450,000	5.000%, 03/01/24 Series 2010	A1/AA-/AA-	$1,719,164
	Miami-Dade County, Florida Water
	and Sewer Revenue System
1,500,000	5.000%, 10/01/29 AGMC Insured	Aa2/AA-/A+	1,711,905
	Mountain Regional Water Special Service
	District Utah Water Revenue Refunding
3,000,000	5.000%, 12/15/33 AGMC Insured	NR/AA-/AA-	3,424,230
	Murray City, Utah Sewer and Water
440,000	5.000%, 10/01/19 AMBAC Insured
	(pre-refunded)	Aa3/NR/NR	450,410
	Ogden City, Utah Sewer & Water
	Revenue Refunding
750,000	4.625%, 06/15/38 AGMC Insured	Aa3/NR/NR	797,835
	Orem, Utah Water & Storm Sewer
	Revenue
1,000,000	5.000%, 07/15/26	NR/AA/AA+	1,140,510
1,250,000	5.250%, 07/15/28	NR/AA/AA+	1,427,738
	Pleasant Grove City, Utah Storm Water
	Revenue
860,000	4.750%, 07/15/36 AGMC Insured	Aa3/AA-/AA-	947,127
	Pleasant Grove City, Utah Water Revenue
450,000	4.300%, 12/01/20 NPFG Insured	Baa2/BBB+/NR	476,861
760,000	4.625%, 12/01/23 AGMC Insured	NR/AA-/NR	842,620
1,000,000	5.250%, 12/01/29 AGMC Insured	NR/AA-/NR	1,117,410
1,370,000	5.000%, 12/01/31 Series B NPFG
	Insured	Baa2/BBB+/NR	1,442,870
	Rapid City, South Dakota Water Revenue
500,000	5.000%, 11/01/29	Aa3/NR/NR	582,630
1,655,000	5.250%, 11/01/39	Aa3/NR/NR	1,873,642
	Salt Lake & Sandy, Utah Metropolitan
	Water District, Water Revenue,
	Refunding
1,190,000	5.000%, 07/01/31 Series A	NR/AA+/AA+	1,387,124
650,000	5.000%, 07/01/31 Series A	NR/AA+/AA+	725,849
1,000,000	5.000%, 07/01/37 Series A	NR/AA+/AA+	1,136,160

26 | Tax-Free Fund For Utah

     TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s, S&P
Principal		and Fitch
Amount	Revenue Bonds (continued)	(unaudited)	Value

	Water and Sewer (continued)
	San Antonio, Texas Water Revenue
	Refunding
$1,050,000	5.000%, 05/15/36 NPFG Insured	Aa1/AA+/AA+	$1,141,434
	South Valley, Utah Water Reclamation
	Facility Sewer Revenue
2,110,000	5.000%, 08/15/24 AMBAC Insured	NR/A+/NR	2,214,023
425,000	5.000%, 08/15/30 AMBAC Insured	NR/A+/NR	441,401
	South Weber City, Utah Water Revenue
930,000	5.000%, 06/01/40 AGMC Insured	NR/AA-/NR	1,023,828
	Utah Water Conservancy District
1,400,000	5.250%, 01/15/27	NR/A/NR	1,536,416
	Utah Water Finance Agency Revenue
510,000	5.000%, 07/01/18 AMBAC Insured
	(pre-refunded)	A1/NR/NR	515,967
970,000	4.000%, 10/01/20 AMBAC Insured	Aa3/NR/NR	1,075,905
830,000	4.500%, 10/01/22 AMBAC Insured	Aa3/NR/NR	883,477
870,000	4.500%, 10/01/23 AMBAC Insured	Aa3/NR/NR	924,636
2,645,000	4.500%, 10/01/28 AMBAC Insured	Aa3/NR/NR	2,877,972
	Washington County, Utah Water
	Conservancy District Refunding
1,770,000	4.500%, 10/01/24	NR/AA/AA	2,056,651
	White City, Utah Water Improvement
	District Revenue
500,000	5.000%, 02/01/23 AGMC Insured	A2/NR/NR	546,300
700,000	5.000%, 02/01/25 AGMC Insured	A2/NR/NR	759,479
840,000	5.000%, 02/01/27 AGMC Insured	A2/NR/NR	905,654
	Total Water and Sewer		61,167,234

	Total Revenue Bonds		338,873,176

	Total Investments (cost $423,155,966
	- note 4)	97.8%	441,351,406
	Other assets less liabilities	2.2	9,724,442
	Net Assets	100.0%	$451,075,848

27 | Tax-Free Fund For Utah

     TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

*	Any security not rated (“NR”) by any of the Nationally Recognized Statistical Rating Organizations (“NRSRO” or “Credit Rating Agency”) has been determined by the Investment Adviser to have sufficient quality to be ranked in the top four credit ratings if a credit rating were to be assigned by a NRSRO.

**	Security purchased on a delayed delivery or when-issued basis.

†	Illiquid security: Illiquid securities represent 0.9% of net assets.

Notes:

144A – Private placement subject to SEC rule 144A, which modifies a two-year holding period requirement to permit qualified institutional buyers to trade these securities among themselves, thereby significantly improving the liquidity of these securities.

Percent of
Portfolio Distribution by Quality Rating (unaudited)	Investments1
Aaa of Moody’s or AAA of S&P and Fitch	12.7%
Pre-Refunded bonds2/ Escrowed to Maturity bonds	6.5
Aa of Moody’s or AA of S&P and Fitch	43.1
A of Moody’s or S&P and Fitch	20.7
Baa of Moody’s or BBB of S&P	3.5
BB+ of S&P	0.2
Not rated*	13.3
100.0%

1	Calculated using the highest rating of the three NRSROs.

2	Pre-refunded bonds are bonds for which U.S. Government obligations usually have been placed in escrow ro retire the bonds at their earliest call date.

PORTFOLIO ABBREVIATIONS:

AGC - Assured Guaranty Corp.
AGMC - Assured Guaranty Municipal Corp.
AMBAC - American Municipal Bond Assurance Corp.
AMT - Alternative Minimum Tax
COP - Certificates of Participation
FGIC - Financial Guaranty Insurance Co.
FNMA - Federal National Mortgage Association
IBC - Insured Bond Certificates
NPFG - National Public Finance Guarantee
NR - Not Rated
PSF - Permanent School Fund

See accompanying notes to financial statements.

28 | Tax-Free Fund For Utah

     TAX-FREE FUND FOR UTAH
STATEMENT OF ASSETS AND LIABILITIES
MARCH 31, 2013

ASSETS
Investments at value (cost $423,155,966)	$441,351,406
Cash	8,873,732
Interest receivable	6,666,986
Receivable for investment securities sold	3,313,099
Receivable for Fund shares sold	304,109
Other assets	15,391
Total assets	460,524,723
LIABILITIES
Payble for investment securities purchased	6,179,460
Payable for Fund shares redeemed	2,437,968
Deferred income	290,175
Dividends payable	198,157
Management fees payable	165,499
Distribution and service fees payable	21,540
Accrued expenses	156,076
Total liabilities	9,448,875
NET ASSETS	$451,075,848
Net Assets consist of:
Capital Stock - Authorized an unlimited number of shares,
par value $0.01 per share	$434,622
Additional paid-in capital	431,333,275
Net unrealized appreciation on investments (note 4)	18,195,440
Accumulated net realized gain on investments	931,745
Undistributed net investment income	180,766
	$451,075,848
CLASS A
Net Assets	$257,259,068
Capital shares outstanding	24,800,347
Net asset value and redemption price per share	$10.37
Maximum offering price per share (100/96 of $10.37)	$10.80
CLASS C
Net Assets	$105,791,982
Capital shares outstanding	10,202,680
Net asset value and offering price per share	$10.37
Redemption price per share (*a charge of 1% is imposed
on the redemption proceeds, or on the original price,
whichever is lower, if redeemed during the first 12
months after purchase)	$10.37	*
CLASS Y
Net Assets	$88,024,798
Capital shares outstanding	8,459,164
Net asset value, offering and redemption price per share	$10.41

See accompanying notes to financial statements.

29 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
STATEMENTS OF OPERATIONS

	Nine Months Ended	Year Ended
	March 31, 2013†	June 30, 2012
Investment Income:

Interest income	$13,789,561	$17,881,597
Other income	21,528	48,997
	13,811,089	17,930,594

Expenses:

Management fees (note 3)	1,678,907	1,944,425
Distribution and service fees (note 3)	1,164,476	1,350,779
Legal fees	159,760	104,618
Transfer and shareholder servicing agent fees	139,118	221,120
Trustees’ fees and expenses (note 7)	118,927	153,491
Shareholders’ reports and proxy statements	40,651	63,951
Custodian fees (note 6)	26,752	32,860
Auditing and tax fees	21,299	26,101
Fund accounting fees	19,586	26,115
Registration fees and dues	14,898	25,355
Insurance	14,820	14,907
Chief compliance officer services (note 3)	6,327	5,576
Miscellaneous	39,112	40,460
Total expenses	3,444,633	4,009,758

Management fees waived (note 3)	(162,645)	(195,670)
Expenses paid indirectly (note 6)	(2,093)	(1,955)
Net expenses	3,279,895	3,812,133
Net investment income	10,531,194	14,118,461

Realized and Unrealized Gain (Loss) on Investments:

Net realized gain from securities transactions	1,005,127	1,784,883
Change in unrealized appreciation on
investments	3,138,071	18,089,142

Net realized and unrealized gain (loss) on
investments	4,143,198	19,874,025
Net change in net assets resulting from
operations	$14,674,392	$33,992,486

†	Effective December 1, 2012, the Fund changed its fiscal year end from June 30 to March 31. The information presented is for the period July 1, 2012 to March 31, 2013.

See accompanying notes to financial statements.

30 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
STATEMENTS OF CHANGES IN NET ASSETS

	Nine Months Ended	Year Ended	Year Ended
	March 31, 2013†	June 30, 2012	June 30, 2011
OPERATIONS:
Net investment income	$10,531,194	$14,118,461	$15,669,819
Net realized gain (loss) from
securities transactions	1,005,127	1,784,883	616,769
Change in unrealized appreciation
(depreciation) on investments	3,138,071	18,089,142	(4,341,103)
Change in net assets from
operations	14,674,392	33,992,486	11,945,485

DISTRIBUTIONS TO SHAREHOLDERS (note 10):
Class A Shares:
Net investment income	(6,418,246)	(8,808,164)	(10,072,186)

Class C Shares:
Net investment income	(1,906,427)	(2,616,170)	(3,272,455)

Class Y Shares:
Net investment income	(2,171,616)	(2,648,622)	(2,727,358)
Change in net assets from
distributions	(10,496,289)	(14,072,956)	(16,071,999)

CAPITAL SHARE TRANSACTIONS (note 8):
Proceeds from shares sold	85,792,177	138,764,606	90,761,022
Reinvested dividends and
distributions	7,409,642	8,525,121	9,574,958
Cost of shares redeemed	(73,826,381)	(90,854,748)	(124,122,693)
Change in net assets from
capital share transactions	19,375,438	56,434,979	(23,786,713)

Change in net assets	23,553,541	76,354,509	(27,913,227)

NET ASSETS:
Beginning of period	427,522,307	351,167,798	379,081,025

End of period*	$451,075,848	$427,522,307	$351,167,798

* Includes undistributed net
investment income,
respectively, of:	$180,766	$143,558	$99,809

†	Effective December 1, 2012, the Fund changed its fiscal year end from June 30 to March 31. The information presented is for the period July 1, 2012 to March 31, 2013.

See accompanying notes to financial statements.

31 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2013

1. Organization

     Tax-Free Fund For Utah (the “Fund”), a non-diversified, open-end investment company, was organized on December 12, 1990 as a Massachusetts business trust and commenced operations on July 24, 1992. The Fund is authorized to issue an unlimited number of shares and, since its inception to May 21, 1996, offered only one class of shares. On that date, the Fund began offering two additional classes of shares, Class C and Class Y Shares. All shares outstanding prior to that date were designated as Class A Shares and are sold at net asset value plus a sales charge of varying size (depending upon a variety of factors) paid at the time of purchase and bear a distribution fee. Class C Shares are sold at net asset value with no sales charge payable at the time of purchase but with a level charge for service and distribution fees for six years thereafter. Class C Shares automatically convert to Class A Shares after six years. Class Y Shares are sold only through authorized financial institutions acting for investors in a fiduciary, advisory, agency, custodial or similar capacity, and are not offered directly to retail customers. Class Y Shares are sold at net asset value with no sales charge, no redemption fee, no contingent deferred sales charge (“CDSC”) and no distribution fee. On October 31, 1997, the Fund established Class I Shares which are offered and sold only through financial intermediaries and are not offered directly to retail customers. Class I Shares are sold at net asset value with no sales charge and no redemption fee or CDSC, although a financial intermediary may charge a fee for effecting a purchase or other transaction on behalf of its customers. Class I Shares carry a distribution and a service fee. As of the report date, there were no Class I Shares outstanding. All classes of shares represent interests in the same portfolio of investments and are identical as to rights and privileges but differ with respect to the effect of sales charges, the distribution and/or service fees borne by each class, expenses specific to each class, voting rights on matters affecting a single class and the exchange privileges of each class. On December 1, 2012, the Board of Trustees approved a change in the Fund’s fiscal and tax year end from June to March.

2. Significant Accounting Policies

     The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America for investment companies.

a)
Portfolio valuation: Municipal securities which have remaining maturities of more than 60 days are valued each business day based upon information provided by a nationally prominent independent pricing service and periodically verified through other pricing services. In the case of securities for which market quotations are readily available, securities are valued by the pricing service at the mean of bid and asked quotations. If a market quotation or a valuation from the pricing service is not readily available, the security is valued at fair value determined in good faith under procedures established by and under the general supervision of the Board of Trustees.  Securities which mature in 60 days or less are generally valued at amortized cost if their term to maturity at purchase is 60 days or less, or by amortizing their unrealized appreciation or depreciation on the 61st day prior to maturity, if their term to maturity at purchase exceeds 60 days.

32 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
NOTES TO FINANCIAL STATEMENTS (continued)
MARCH 31, 2013

b)
Fair value measurements: The Fund follows a fair value hierarchy that distinguishes between market data obtained from independent sources (observable inputs) and the Fund’s own market assumptions (unobservable inputs). These inputs are used in determining the value of the Fund’s investments and are summarized in the following fair value hierarchy:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access.

Level 2 – Observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These inputs may include quoted prices for the identical instrument on an inactive market, prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates and similar data.

Level 3 – Unobservable inputs for the asset or liability, to the extent relevant observable inputs are not available, representing the Fund’s own assumptions about the assumptions a market participant would use in valuing the asset or liability, based on the best information available.

The inputs or methodology used for valuing securities are not an indication of the risk associated with investing in those securities

The following is a summary of the valuation inputs, representing 100% of the Fund’s investments, used to value the Fund’s net assets as of March 31, 2013:

Valuation Inputs	Investments in Securities
Level 1 – Quoted Prices	$—
Level 2 – Other Significant Observable Inputs — Municipal Bonds*	441,351,406
Level 3 – Significant Unobservable Inputs	—
Total	$441,351,406

*See schedule of investments for a detailed listing of securities.

c)
Subsequent events: In preparing these financial statements, the Fund has evaluated events and transactions for potential recognition or disclosure through the date these financial statements were issued.

d)
Securities transactions and related investment income: Securities transactions are recorded on the trade date. Realized gains and losses from securities transactions are reported on the identified cost basis. Interest income is recorded daily on the accrual basis and is adjusted for amortization of premium and accretion of original issue and market discount. In connection with certain bonds, fee income is recognized by the Fund on a daily basis over the life of the bonds.

e)
Federal income taxes: It is the policy of the Fund to continue to qualify as a regulated investment company by complying with the provisions of the Internal Revenue Code applicable to certain investment companies. The Fund intends to make distributions of income and securities profits sufficient to relieve it from all, or substantially all, Federal income and excise taxes.

33 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
NOTES TO FINANCIAL STATEMENTS (continued)
MARCH 31, 2013

Management has reviewed the tax positions for each of the open tax years (2010-2012) or expected to be taken in the Fund’s 2013 tax returns and has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements.

f)
Multiple class allocations: All income, expenses (other than class-specific expenses), and realized and unrealized gains or losses are allocated daily to each class of shares based on the relative net assets of each class. Class-specific expenses, which include distribution and service fees and any other items that are specifically attributed to a particular class, are also charged directly to such class on a daily basis.

g)
Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

h)
Accounting pronouncement: In January 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2013-01 Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. This update gives additional clarification to the FASB ASU No. 2011-11 Disclosures about Offsetting Assets and Liabilities. The amendments in this ASU require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The ASU is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The guidance requires retrospective application for all comparative periods presented. Management expects ASU 2013-01 to have no impact on the financial statement disclosures.

3. Fees and Related Party Transactions

a) Management Arrangements:

     Aquila Investment Management LLC (the “Manager”), a wholly-owned subsidiary of Aquila Management Corporation, the Fund’s founder and sponsor, serves as the Manager for the Fund under an Advisory and Administration Agreement with the Fund. Under the Advisory and Administration Agreement, the Manager provides all investment management and administrative services to the Fund. The Manager’s services include providing the office of the Fund and all related services as well as managing relationships with all the various support organizations to the Fund such as the shareholder servicing agent, custodian, legal counsel, fund accounting agent, auditors and distributor. For its services, the Manager is entitled to receive a fee which is payable monthly and computed as of the close of business each day at the annual rate of 0.50 of 1% on the Fund’s net assets.

     The Manager has contractually undertaken to waive fees and/or reimburse Fund expenses so that total Fund expenses will not exceed 0.83% for Class A Shares, 1.63% for Class C Shares, 0.97% for Class I Shares (none of which are currently outstanding) and 0.63% for Class Y Shares. These expense limitations are in effect until October 31, 2013. Prior to October 31, 2013, the Manager may not terminate the arrangement without the approval of the Board of Trustees. For the nine months ended March 31, 2013, the Fund incurred management fees of $1,678,907 of which $162,645 was waived. For the year ended June 30, 2012, the Fund incurred management fees of $1,944,425 of which $195,670 was waived.

34 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
NOTES TO FINANCIAL STATEMENTS (continued)
MARCH 31, 2013

     Under a Compliance Agreement with the Manager, the Manager is compensated by the Fund for Chief Compliance Officer related services provided to enable the Fund to comply with Rule 38a-1 of the Investment Company Act of 1940.

     Specific details as to the nature and extent of the services provided by the Manager are more fully defined in the Fund’s Prospectus and Statement of Additional Information.

b) Distribution and Service Fees:

     The Fund has adopted a Distribution Plan (the “Plan”) pursuant to Rule 12b-1 (the “Rule”) under the Investment Company Act of 1940. Under one part of the Plan, with respect to Class A Shares, the Fund is authorized to make distribution fee payments to broker-dealers or others (“Qualified Recipients”) selected by Aquila Distributors, Inc. (the “Distributor”) including, but not limited to, any principal underwriter of the Fund, with which the Distributor has entered into written agreements contemplated by the Rule and which have rendered assistance in the distribution and/or retention of the Fund’s shares or servicing of shareholder accounts. The Fund makes payment of this distribution fee at the annual rate of 0.20% of the Fund’s average net assets represented by Class A Shares. For the nine months ended March 31, 2013, distribution fees on Class A Shares amounted to $391,892, of which the Distributor retained $11,243. For the year ended June 30, 2012, distribution fees on Class A Shares amounted to $467,376, of which the Distributor retained $14,608.

     Under another part of the Plan, the Fund is authorized to make payments with respect to Class C Shares to Qualified Recipients which have rendered assistance in the distribution and/or retention of the Fund’s Class C shares or servicing of shareholder accounts. These payments are made at the annual rate of 0.75% of the Fund’s average net assets represented by Class C Shares. For the nine months ended March 31, 2013, these payments amounted to $579,438 and for the year ended June 30, 2012, amounted to $662,552. In addition, under a Shareholder Services Plan, the Fund is authorized to make service fee payments with respect to Class C Shares to Qualified Recipients for providing personal services and/or maintenance of shareholder accounts. These payments are made at the annual rate of 0.25% of the Fund’s average net assets represented by Class C Shares. For the nine months ended March 31, 2013, these payments amounted to $193,146 and for the year ended June 30, 2012, amounted to $220,851. For the nine months ended March 31, 2013, the total of these payments with respect to Class C Shares amounted to $772,584, of which the Distributor retained $161,008. For the year ended June 30, 2102, the total of these payments with respect to Class C Shares amounted to $883,403, of which the Distributor retained $180,247.

     Specific details about the Plans are more fully defined in the Fund’s Prospectus and Statement of Additional Information.

     Under a Distribution Agreement, the Distributor serves as the exclusive distributor of the Fund’s shares.Through agreements between the Distributor and various brokerage and advisory firms (“intermediaries”), the Fund’s shares are sold primarily through the facilities of these intermediaries having offices within Utah, with the bulk of any sales commissions inuring to such intermediaries. For the nine months ended March 31, 2013, total commissions on sales of Class A Shares amounted to $736,246, of which the Distributor received $75,350. For the year ended June 30, 2012, total commissions on sales of Class A Shares amounted to $924,226, of which the Distributor received $86,113.

35 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
NOTES TO FINANCIAL STATEMENTS (continued)
MARCH 31, 2013

4. Purchases and Sales of Securities

     During the nine months ended March 31, 2013, purchases of securities and proceeds from the sales of securities aggregated $87,358,349 and $73,432,312, respectively.

     At March 31, 2013, the aggregate tax cost for all securities was $422,975,200. At March 31, 2013, the aggregate gross unrealized appreciation for all securities in which there is an excess of value over tax cost amounted to $19,277,777 and aggregate gross unrealized depreciation for all securities in which there is an excess of tax cost over value amounted to $901,571, for a net unrealized appreciation of $18,376,206.

5. Portfolio Orientation

     At least 50% of the Fund’s assets will always consist of obligations of Utah-based issuers. At March 31, 2013, the Fund had 61% of its net assets invested in municipal obligations of issuers within Utah. The Fund is also permitted to invest in tax-free municipal obligations of non-Utah-based issuers that are exempt from regular Federal income taxes and, pursuant to an administrative determination of the Utah State Tax Commission issued under statutory authority, the interest on which is currently exempt from Utah individual income taxes. Since the Fund invests principally and may invest entirely in double tax-free municipal obligations of issuers within Utah, it is subject to possible risks associated with economic, political, or legal developments or industrial or regional matters specifically affecting Utah and whatever effects these may have upon Utah issuers’ ability to meet their obligations.

6. Expenses

     The Fund has negotiated an expense offset arrangement with its custodian wherein it receives credit toward the reduction of custodian fees and other Fund expenses whenever there are uninvested cash balances. The Statement of Operations reflects the total expenses before any offset, the amount of offset and the net expenses.

7. Trustees’ Fees and Expenses

     At March 31, 2013 there were 9 Trustees, one of whom is affiliated with the Manager and is not paid any fees. The total amount of Trustees’ service fees (for carrying out their responsibilities) and attendance fees paid during the nine months ended March 31, 2013 was $94,358 and for the year ended June 30, 2012, the amount was $122,661. Attendance fees are paid to those in attendance at regularly scheduled quarterly Board Meetings and meetings of the Independent Trustees held prior to each quarterly Board Meeting, as well as additional meetings (such as Audit, Nominating, Shareholder and special meetings). Trustees are reimbursed for their expenses such as travel, accommodations and meals incurred in connection with attendance at Board Meetings and the Annual Meeting of Shareholders. For the nine months ended March 31, 2013, such meeting-related expenses amounted to $24,569 and for the year ended June 30, 2012, amounted to $30,830.

36 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
NOTES TO FINANCIAL STATEMENTS (continued)
MARCH 31, 2013

8. Capital Share Transactions

     Transactions in Capital Shares of the Fund were as follows:

	Nine Months Ended	Year Ended	Year Ended
	March 31, 2013	June 30, 2012	June 30, 2011
SHARES
Class A Shares:
Shares sold	3,582,596	7,110,240	4,193,949
Reinvested distributions	436,708	515,800	611,153
Shares redeemed	(4,082,135)	(4,573,928)	(6,624,373)
Net change	(62,831)	3,052,112	(1,819,271)
Class C Shares:
Shares sold	2,116,197	3,676,797	2,478,584
Reinvested distributions	138,495	178,950	218,150
Shares redeemed	(1,434,889)	(2,945,514)	(3,292,796)
Net change	819,803	910,233	(596,062)
Class Y Shares:
Shares sold	2,519,087	2,978,473	2,605,011
Reinvested distributions	134,835	150,033	154,518
Shares redeemed	(1,558,443)	(1,510,885)	(2,990,607)
Net change	1,095,479	1,617,621	(231,078)
Total transactions in
Fund shares	1,852,451	5,579,966	(2,646,411)
DOLLARS
Class A Shares:
Proceeds from shares sold	$37,340,043	$71,675,930	$40,949,761
Reinvested distributions	4,554,571	5,202,390	5,947,989
Cost of shares redeemed	(42,595,287)	(46,002,731)	(63,577,122)
Net change	(700,673)	30,875,589	(16,679,372)
Class C Shares:
Proceeds from shares sold	22,067,149	36,925,228	24,310,498
Reinvested distributions	1,443,929	1,803,826	2,120,788
Cost of shares redeemed	(14,955,004)	(29,480,749)	(31,692,159)
Net change	8,556,074	9,248,305	(5,260,873)
Class Y Shares:
Proceeds from shares sold	26,384,986	30,163,448	25,500,763
Reinvested distributions	1,411,141	1,518,905	1,506,181
Cost of shares redeemed	(16,276,090)	(15,371,268)	(28,853,412)
Net change	11,520,037	16,311,085	(1,846,468)
Total transactions in
Fund shares	$19,375,438	$56,434,979	$(23,786,713)

37 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
NOTES TO FINANCIAL STATEMENTS (continued)
MARCH 31, 2013

9. Securities Traded on a When-Issued Basis

     The Fund may purchase or sell securities on a when-issued basis. When-issued transactions arise when securities are purchased or sold by the Fund with payment and delivery taking place in the future in order to secure what is considered to be an advantageous price and yield to the Fund at the time of entering into the transaction. Beginning on the date the Fund enters into a when-issued transaction, cash or other liquid securities are segregated in an amount equal to or greater than the value of the when-issued transaction. These transactions are subject to market fluctuations and their current value is determined in the same manner as for other securities.

10. Income Tax Information and Distributions

     The Fund declares dividends daily from net investment income and makes payments monthly. Net realized capital gains, if any, are distributed annually and are taxable. These distributions are paid in additional shares at the net asset value per share, in cash, or in a combination of both, at the shareholder’s option.

     The Fund intends to maintain, to the maximum extent possible, the tax-exempt status of interest payments received from portfolio municipal securities in order to allow dividends paid to shareholders from net investment income to be exempt from regular Federal and State of Utah income taxes. Due to differences between financial statement reporting and Federal income tax reporting requirements, distributions made by the Fund may not be the same as the Fund’s net investment income, and/or net realized securities gains. In this regard, the Fund increased undistributed net investment income in the amount of $2,303, decreased additional paid-in capital in the amount of $376 and decreased net realized gain on investments by $1,927 at March 31, 2013. These adjustments had no impact on the Fund’s aggregate net assets at March 31, 2013. Further, a small portion of the dividends may, under some circumstances, be subject to taxes at ordinary income rates. For certain shareholders some dividend income may, under some circumstances, be subject to the alternative minimum tax. As a result of the passage of the Regulated Investment Company Act of 2010 (“the Act”), losses incurred in this fiscal year and beyond retain their character as short-term or long-term, have no expiration date and are utilized before capital losses incurred prior to the enactment of the Act.

The tax character of distributions:

	Nine Months Ended	Year Ended June 30,
	March 31, 2013	2012	2011
Net tax-exempt income	$10,496,289	$14,072,731	$15,590,252
Ordinary income	–	225	481,747
	$10,496,289	$14,072,956	$16,071,999

38 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
NOTES TO FINANCIAL STATEMENTS (continued)
MARCH 31, 2013

     As of March 31, 2013, the components of distributable earnings on a tax basis were as follows:

Undistributed tax-exempt income	$195,942
Accumulated net realized gain	505,061
Unrealized appreciation	18,376,206
Other temporary differences	(198,157)
Undistributed taxable income	428,899
$19,307,951

     The difference between book basis and tax basis unrealized appreciation and undistributed income is due to the timing difference in recognizing dividends paid.

11. Ongoing Development

     Beginning in December 2007, the three major credit rating agencies (Standard & Poor’s, Moody’s and Fitch) downgraded or eliminated ratings of the municipal bond insurance companies due to loss of capital from investments in subprime mortgages Only a few insurers are now deemed to be investment grade. Thus, while certain bonds have insurance, some are no longer rated based upon the ratings of their insurers Furthermore, because the ability of many of the Fund’s insurers to pay claims has been downgraded, the protection of such insurance has been diminished, and there is no assurance that some of them may be relied upon for payment.

39 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
FINANCIAL HIGHLIGHTS

For a share outstanding throughout each period

			Class A
	Nine Months
	Ended		Year Ended June 30,
	3/31/13†		2012	2011	2010	2009	2008
Net asset value, beginning of period	$10.27		$9.74	$9.80	$9.35	$9.73	$9.91
Income (loss) from investment operations:
Net investment income(1)	0.26		0.38	0.42	0.43	0.44	0.41
Net gain (loss) on securities (both
realized and unrealized)	0.10		0.53	(0.05)	0.47	(0.37)	(0.17)
Total from investment operations	0.36		0.91	0.37	0.90	0.07	0.24
Less distributions (note 10):
Dividends from net investment income	(0.26)		(0.38)	(0.43)	(0.45)	(0.45)	(0.42)
Distributions from capital gains	–		–	–	–	–	–
Total distributions	(0.26)		(0.38)	(0.43)	(0.45)	(0.45)	(0.42)
Net asset value, end of period	$10.37		$10.27	$9.74	$9.80	$9.35	$9.73
Total return (not reflecting sales charge)	3.48	%(2)	9.49%	3.87%	9.74%	0.91%	2.45%
Ratios/supplemental data
Net assets, end of period (in millions)	$257		$255	$212	$232	$166	$158
Ratio of expenses to average net assets	0.83	%(3)	0.83%	0.83%	0.80%	0.75%	0.63%
Ratio of net investment income to
average net assets	3.28	%(3)	3.79%	4.31%	4.43%	4.80%	4.09%
Portfolio turnover rate	20	%(2)	17%	25%	9%	25%	19%

The expense and net investment income ratios without the effect of the contractual expense cap were (note 3):

Ratio of expenses to average net assets	0.88	%(3)	0.88%	0.87%	0.87%	0.87%	0.90%
Ratio of net investment income to
average net assets	3.23	%(3)	3.74%	4.28%	4.37%	4.68%	3.82%

The expense ratios after giving effect to the contractual expense cap and expense offset for uninvested cash balances were (note 3):

Ratio of expenses to average net assets	0.83	%(3)	0.83%	0.83%	0.80%	0.74%	0.61%
__________________
(1)	Per share amounts have been calculated using the daily average shares method.
(2)	Not annualized.
(3)	Annualized.
†	Effective December 1, 2012, the Fund changed its fiscal year end from June 30 to March 31. The information presented is for the period July 1, 2012 to March 31, 2013.

See accompanying notes to financial statements.

40 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
FINANCIAL HIGHLIGHTS (continued)

For a share outstanding throughout each period

			Class C
	Nine Months
	Ended		Year Ended June 30,
	3/31/13†		2012	2011	2010	2009	2008
Net asset value, beginning of period	$10.27		$9.74	$9.79	$9.34	$9.72	$9.91
Income (loss) from investment operations:
Net investment income(1)	0.19		0.30	0.34	0.35	0.37	0.33
Net gain (loss) on securities (both
realized and unrealized)	0.11		0.53	(0.04)	0.47	(0.37)	(0.18)
Total from investment operations	0.30		0.83	0.30	0.82	–	0.15
Less distributions (note 10):
Dividends from net investment income	(0.20)		(0.30)	(0.35)	(0.37)	(0.38)	(0.34)
Distributions from capital gains	–		–	–	–	–	–
Total distributions	(0.20)		(0.30)	(0.35)	(0.37)	(0.38)	(0.34)
Net asset value, end of period	$10.37		$10.27	$9.74	$9.79	$9.34	$9.72
Total return (not reflecting CDSC)	2.86	%(2)	8.62%	3.15%	8.87%	0.10%	1.53%
Ratios/supplemental data
Net assets, end of period (in millions)	$106		$96	$83	$89	$50	$32
Ratio of expenses to average net assets	1.63	%(3)	1.63%	1.63%	1.60%	1.55%	1.43%
Ratio of net investment income to
average net assets	2.47	%(3)	2.98%	3.51%	3.60%	3.99%	3.29%
Portfolio turnover rate	20	%(2)	17%	25%	9%	25%	19%

The expense and net investment income ratios without the effect of the contractual expense cap were (note 3):

Ratio of expenses to average net assets	1.67	%(3)	1.68%	1.67%	1.66%	1.67%	1.70%
Ratio of net investment income to
average net assets	2.42	%(3)	2.93%	3.48%	3.54%	3.88%	3.02%

The expense ratios after giving effect to the contractual expense cap and expense offset for uninvested cash balances were (note 3):

Ratio of expenses to average net assets	1.63	%(3)	1.63%	1.63%	1.60%	1.54%	1.42%
__________________
(1)	Per share amounts have been calculated using the daily average shares method.
(2)	Not annualized.
(3)	Annualized.
†	Effective December 1, 2012, the Fund changed its fiscal year end from June 30 to March 31. The information presented is for the period July 1, 2012 to March 31, 2013.

See accompanying notes to financial statements.

41 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
FINANCIAL HIGHLIGHTS (continued)

For a share outstanding throughout each period

			Class Y
	Nine Months
	Ended		Year Ended June 30,
	3/31/13†		2012	2011	2010	2009	2008
Net asset value, beginning of period	$10.30		$9.77	$9.83	$9.38	$9.76	$9.94
Income (loss) from investment operations:
Net investment income(1)	0.27		0.40	0.44	0.45	0.46	0.43
Net gain (loss) on securities (both
realized and unrealized)	0.11		0.53	(0.05)	0.47	(0.37)	(0.17)
Total from investment operations	0.38		0.93	0.39	0.92	0.09	0.26
Less distributions (note 10):
Dividends from net investment income	(0.27)		(0.40)	(0.45)	(0.47)	(0.47)	(0.44)
Distributions from capital gains	–		–	–	–	–	–
Total distributions	(0.27)		(0.40)	(0.45)	(0.47)	(0.47)	(0.44)
Net asset value, end of period	$10.41		$10.30	$9.77	$9.83	$9.38	$9.76
Total return (not reflecting CDSC)	3.73	%(2)	9.69%	4.08%	9.94%	1.13%	2.67%
Ratios/supplemental data
Net assets, end of period (in millions)	$88		$76	$56	$59	$44	$49
Ratio of expenses to average net assets	0.63	%(3)	0.63%	0.63%	0.60%	0.55%	0.43%
Ratio of net investment income to
average net assets	3.47	%(3)	3.98%	4.51%	4.64%	5.00%	4.29%
Portfolio turnover rate	20	%(2)	17%	25%	9%	25%	19%

The expense and net investment income ratios without the effect of the contractual expense cap were (note 3):

Ratio of expenses to average net assets	0.68	%(3)	0.68%	0.67%	0.67%	0.67%	0.70%
Ratio of net investment income to
average net assets	3.43	%(3)	3.93%	4.47%	4.57%	4.88%	4.02%

The expense ratios after giving effect to the contractual expense cap and expense offset for uninvested cash balances were (note 3):

Ratio of expenses to average net assets	0.63	%(3)	0.63%	0.63%	0.60%	0.54%	0.42%
__________________
(1)	Per share amounts have been calculated using the daily average shares method.
(2)	Not annualized.
(3)	Annualized.
†	Effective December 1, 2012, the Fund changed its fiscal year end from June 30 to March 31. The information presented is for the period July 1, 2012 to March 31, 2013.

See accompanying notes to financial statements.

42 | Tax-Free Fund For Utah

Additional Information (unaudited)

Trustees(1)
and Officers
Number of
	Positions		Portfolios
	Held with		in Fund
Name,	Fund and	Principal	Complex(4)	Other Directorships
Address(2)	Length of	Occupation(s)	Overseen	Held by Trustee
and Year of Birth	Service(3)	During Past 5 Years	by Trustee	During Past 5 Years

Interested Trustee(5)

Diana P. Herrmann New York, NY (1958)	Trustee since 1997 and President since 1998
Vice Chair and Chief Executive Officer of Aquila Management Corporation, Founder and Sponsor of the Aquila Group of Funds(6) and parent of Aquila Investment Management LLC, Manager, since 2004, President since 1997, Chief Operating Officer, 1997-2008, a Director since 1984, Secretary since 1986 and previously its Executive Vice President, Senior Vice President or Vice President, 1986-1997; Chief Executive Officer and Vice Chair since 2004, President and Manager since 2003, and Chief Operating Officer (2003-2008), of the Manager; Chair, Vice Chair, President, Executive Vice President and/or Senior Vice President of funds in the Aquila Group of Funds since 1986; Director of the Distributor since 1997; Governor, Investment Company Institute (the U.S. mutual fund industry trade organization dedicated to protecting shareholder interests and educating the public about investing) for various periods since 2004, and head of its Small Funds Committee, 2004-2009; active in charitable and volunteer organizations.
			11	ICI Mutual Insurance Company, a Risk Retention Group (2006-2009 and since 2010); Vice Chair and Trustee of Pacific Capital Funds of Cash Assets Trust (three Aquila money-market funds) 2004-2012

Non-interested Trustees

Gary C. Cornia Orem, UT (1948)	Chair of the Board of Trustees since 2005 and Trustee since 1993	Dean, Marriott School of Management, Brigham Young University, since 2008; Director, Romney Institute of Public Management, Marriott School of Management, 2004-2008; Professor, Marriott School of Management, 1980-present; Past President, National Tax Association; Fellow, Lincoln Institute of Land Policy, 2002-present; Associate Dean, Marriott School of Management, Brigham Young University, 1991-2000; member, Utah Governor’s Tax Review Committee, 1993-2009.	6	Utah Foundation, Salt Lake City, UT; formerly director, Lincoln Institute of Land Policy, Cambridge, MA

43 | Tax-Free Fund For Utah

Number of
	Positions		Portfolios
	Held with		in Fund
Name,	Fund and	Principal	Complex(4)	Other Directorships
Address(2)	Length of	Occupation(s)	Overseen	Held by Trustee
and Year of Birth	Service(3)	During Past 5 Years	by Trustee	During Past 5 Years

Tucker Hart Adams Colorado Springs, CO (1938)	Trustee since 2006	Senior Partner, Summit Economics, since 2010; President, The Adams Group, an economic consulting firm, 1989-2010; formerly Chief Economist, United Banks of Colorado; currently or formerly active with numerous professional and community organizations.	5
Current or former Director of: Avista Labs (fuel cells), AgAmerica Farm Credit Bank (agricultural credit), Guaranty National Corporation (property and casualty insurance), Montana Power company (utility), ROC Communities (manufactured housing), Touch America Holdings, Inc. (telecommunications) and Mortgage Analysis Computer Corp., United Bank of Arapahoe, United Bank of Garden of the Gods and United Bank of Academy Place.

Ernest Calderón Phoenix, AZ (1957)	Trustee since 2010	Partner, Ridenour, Heinton & Lewis, a Phoenix law firm since November 2012; Founder, Calderón Law Offices, 2004-2012; Equity Partner, Jennings, Strouss & Salmon, PLC, 1992-2004; member, regent emeritus and president emeritus Arizona Board of Regents; adjunct faculty, Northern Arizona University and Arizona State University; served six Arizona governors by appointment; Past President, Grand Canyon Council of Boy Scouts of America; Past President, State Bar of Arizona, 2003-2004; member, American Law Institute.	3	None

44 | Tax-Free Fund For Utah

			Number of
	Positions		Portfolios
	Held with		in Fund
Name,	Fund and	Principal	Complex(4)	Other Directorships
Address(2)	Length of	Occupation(s)	Overseen	Held by Trustee
and Year of Birth	Service(3)	During Past 5 Years	by Trustee	During Past 5 Years

Thomas A. Christopher Danville, KY (1947)	Trustee since 2006	Senior partner of Robinson, Hughes & Christopher, C.P.A.s, P.S.C., since 1977; Chairman of the Board, A Good Place for Fun, Inc., a sports facility, since 1987, President, 1987-2012; Director, Sunrise Children’s Services Inc., since 2010; Director, Global Outreach International, since 2011; currently or formerly active with various professional and community organizations.	5	None

Grady Gammage, Jr. Phoenix, AZ (1951)	Trustee since 2010	Founding partner, Gammage & Burnham, PLC, a law firm, Phoenix, Arizona, since 1983; director, Central Arizona Water Conservation District, 1992-2004; director, Arizona State University Foundation since 1998; Senior Fellow, Morrison Institute for Public Policy; active with Urban Land Institute.	5	None

Lyle W. Hillyard Logan, UT (1940)	Trustee since 2003	President of the law firm of Hillyard, Anderson & Olsen, Logan, Utah, since 1967; member of Utah Senate, 1985 to present, in the following positions: President, 2000, Senate Majority Leader, 1999-2000, Assistant Majority Whip, 1995-1998; served as Chairman of the following Utah Senate Committees: Tax and Revenue, Senate Judiciary Standing, Joint Executive Appropriations, and Senate Rules; currently serves as Co-Chair, Joint Executive Appropriations.	3	None

45 | Tax-Free Fund For Utah

Number of
	Positions		Portfolios
	Held with		in Fund
Name,	Fund and	Principal	Complex(4)	Other Directorships
Address(2)	Length of	Occupation(s)	Overseen	Held by Trustee
and Year of Birth	Service(3)	During Past 5 Years	by Trustee	During Past 5 Years

John C. Lucking Phoenix, AZ (1943)	Trustee since 2004	President, Econ-Linc, an economic consulting firm, since 1995; formerly Consulting Economist, Bank One Arizona and Chief Economist, Valley National Bank; member, Arizona’s Joint Legislative Budget Committee Economic Advisory Panel and the Western Blue Chip Economic Forecast Panel; Board member, Northern Arizona University Foundation since 1997; member, various historical, civic and economic associations.	3	John C. Lincoln Health Foundation

Anne J. Mills Scottsdale, AZ (1938)	Trustee since 2004	President, Loring Consulting Company since 2001; Vice President for Business Management and CFO, Ottawa University, 1992-2001, 2006-2009; IBM Corporation, 1965-1991; currently active with various charitable, educational and religious organizations.	5	None

46 | Tax-Free Fund For Utah

Positions
Held with
Name,	Fund and
Address(2)	Length of
and Year of Birth	Service(3)	Principal Occupation(s) During Past 5 Years

Officers

Charles E.Childs, III New York, NY (1957)	Executive Vice President since 2003 and Secretary since 2011
Executive Vice President of all funds in the Aquila Group of Funds and the Manager and the Manager’s parent since 2003; Chief Operating Officer of the Manager and the Manager’s parent since 2008; Secretary of all funds in the Aquila Group of Funds since 2011; formerly Senior Vice President, corporate development, Vice President, Assistant Vice President and Associate of the Manager’s parent since 1987; Executive Vice President, Senior Vice President, Vice President or Assistant Vice President of the Aquila money-market funds, 1988-2012; Director of the Distributor since 2012.

Marie E. Aro Denver, CO (1955)	Senior Vice President since 2010
Co-President of the Distributor since 2010, Vice President, 1993-1997; Senior Vice President, Aquila Three Peaks Opportunity Growth Fund since 2004; Senior Vice President, Tax-Free Trust of Arizona since 2010 and Vice President, 2004-2010; Senior Vice President, Aquila Three Peaks High Income Fund since 2006; Senior Vice President, Churchill Tax-Free Fund of Kentucky, Hawaiian Tax-Free Trust, Aquila Narragansett Tax-Free Income Fund, Tax-Free Fund For Utah, Tax-Free Fund of Colorado and Tax-Free Trust of Oregon since 2010; Vice President, INVESCO Funds Group, 1998-2003.

Paul G. O’Brien Charlotte, NC (1959)	Senior Vice President since 2010
Co-President, Aquila Distributors, Inc. since 2010, Managing Director, 2009-2010; Senior Vice President of Aquila Three Peaks High Income Fund, Aquila Three Peaks Opportunity Growth Fund, and each of the Aquila Municipal Bond Funds since 2010; held various positions to Senior Vice President and Chief Administrative Officer of Evergreen Investments Services, Inc., 1997-2008; Mergers and Acquisitions Coordinator for Wachovia Corporation, 1994-1997.

Todd W. Curtis Phoenix, AZ (1949)	Vice President and Co-Portfolio Manager since 2009
Senior Vice President since 2004 and Portfolio Manager since 1986, Tax-Free Trust of Arizona; Vice President since 2004 and Co-Portfolio Manager since 2009, Churchill Tax-Free Fund of Kentucky, backup portfolio manager, 2004-2009; Vice President and Co-Portfolio Manager, Tax-Free Fund For Utah, since 2009; Vice President and Portfolio Manager, Banc One Investment Advisors, Inc. and its predecessors, 1981-2004.

47 | Tax-Free Fund For Utah

Positions
Held with
Name,	Fund and
Address(2)	Length of
and Year of Birth	Service(3)	Principal Occupation(s) During Past 5 Years

James T. Thompson Bountiful, UT (1955)	Vice President and Co-Portfolio Manager since 2009
Vice President and Co-Portfolio Manager, Tax-Free Fund For Utah, since 2009; Assistant Vice President and Backup Portfolio Manager, Tax-Free Trust of Arizona and Churchill Tax-Free Fund of Kentucky, since 2009; Senior Vice President, First Security Bank/Wells Fargo Brokerage Services LLC, Salt Lake City, Utah 1991-2009.

M. Kayleen Willis Salt Lake City, UT (1963)	Vice President since 2003	Vice President, Tax-Free Fund For Utah since September 2003, Assistant Vice President, 2002-2003; Vice President, Aquila Three Peaks Opportunity Growth Fund, since 2004.

Amy L. Rydalch Oakley, UT (1970)	Assistant Vice President since 2010	Assistant Vice President since 2010, independent credit analyst, 2001-2009, for Tax-Free Fund For Utah.

Randall S. Fillmore New York, NY (1960)	Chief Compliance Officer since 2012
Chief Compliance Officer of each fund in the Aquila Group of Funds, the Manager and the Distributor since 2012; Managing Director, Fillmore & Associates, 2009-2012; Fund and Adviser Chief Compliance Officer (2002-2009), Senior Vice President - Broker Dealer Compliance (2004-2009), Schwab Funds Anti Money Laundering Officer and Identity Theft Prevention Officer (2004-2009), Vice President - Internal Audit (2000-2002), Charles Schwab Corporation; National Director, Information Systems Risk Management - Consulting Services (1999-2000), National Director, Investment Management Audit and Business Advisory Services (1992-1999), Senior Manager, Manager, Senior and Staff Roles (1983-1992), PricewaterhouseCoopers LLP.

Joseph P. DiMaggio New York, NY (1956)	Chief Financial Officer since 2003 and Treasurer since 2000	Chief Financial Officer of each fund in the Aquila Group of Funds since 2003 and Treasurer since 2000.

Yolonda S. Reynolds New York, NY (1960)	Assistant Treasurer since 2010
Assistant Treasurer of each fund in the Aquila Group of Funds since 2010; Director of Fund Accounting for the Aquila Group of Funds since 2007; Investment Accountant, TIAA-CREF, 2007; Senior Fund Accountant, JP Morgan Chase, 2003-2006.

48 | Tax-Free Fund For Utah

Positions
Held with
Name,	Fund and
Address(2)	Length of
and Year of Birth	Service(3)	Principal Occupation(s) During Past 5 Years

Lori A. Vindigni New York, NY (1966)	Assistant Treasurer since 2000
Assistant Treasurer of each fund in the Aquila Group of Funds since 2000; Assistant Vice President of the Manager or its predecessor and current parent since 1998; Fund Accountant for the Aquila Group of Funds, 1995-1998.

__________________
(1) The Fund’s Statement of Additional Information includes additional information about the Trustees and officers and is available, without charge, upon request by calling 800-437-1020 (toll-free) or by visiting www.aquilafunds.com or the EDGAR Database at the SEC’s internet site at www.sec.gov.
(2) The mailing address of each Trustee and officer is c/o Tax-Free Fund For Utah, 380 Madison Avenue, Suite 2300, New York, NY 10017.
(3) Each Trustee holds office until the next annual meeting of shareholders or until his or her successor is elected and qualifies. The term of office of each officer is one year.
(4) Includes certain Aquila-sponsored funds that are dormant and have no public shareholders.
(5) Ms. Herrmann is an interested person of the Fund as an officer of the Fund, as a director, officer and shareholder of the Manager’s corporate parent, as an officer and Manager of the Manager, and as a shareholder and director of the Distributor. Ms. Herrmann is the daughter of Lacy B. Herrmann, the Founder and former Trustee, Chairman and Chairman Emeritus of the Fund.
(6) The “Aquila Group of Funds” includes: Tax-Free Trust of Arizona, Tax-Free Fund of Colorado, Hawaiian Tax-Free Trust, Churchill Tax-Free Fund of Kentucky, Tax-Free Trust of Oregon, Aquila Narragansett Tax-Free Income Fund (Rhode Island) and Tax-Free Fund For Utah, each of which is a tax-free municipal bond fund and are called the “Aquila Municipal Bond Funds”; Aquila Three Peaks Opportunity Growth Fund, which is an equity fund; and Aquila Three Peaks High Income Fund, which is a high-income corporate bond fund.

49 | Tax-Free Fund For Utah

Analysis of Expenses (unaudited)

     As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs, including front-end sales charges with respect to Class A shares or contingent deferred sales charges (“CDSC”) with respect to Class C shares; and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses. The table below is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

     The table below is based on an investment of $1,000 invested on October 1, 2012 and held for the six months ended March 31, 2013.

Actual Expenses

     This table provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading “Expenses Paid During the Period”.

Six months ended March 31, 2013

	Actual
	Total Return	Beginning	Ending	Expenses
	Without	Account	Account	Paid During
	Sales Charges(1)	Value	Value	the Period(2)
Class A	1.03%	$1,000.00	$1,010.30	$4.16
Class C	0.62%	$1,000.00	$1,006.20	$8.15
Class Y	1.22%	$1,000.00	$1,012.20	$3.16

(1)
Assumes reinvestment of all dividends and capital gain distributions, if any, at net asset value and does not reflect the deduction of the applicable sales charges with respect to Class A shares or the applicable CDSC with respect to Class C shares. Total return is not annualized, as it may not be representative of the total return for the year.

(2)
Expenses are equal to the annualized expense ratio of 0.83%, 1.63% and 0.63% for the Fund’s Class A, C and Y shares, respectively, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

50 | Tax-Free Fund For Utah

Analysis of Expenses (unaudited) (continued)

Hypothetical Example for Comparison Purposes

     The table below provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other mutual funds. To do so, compare this 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of other mutual funds.

     Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs with respect to Class A shares. The example does not reflect the deduction of CDSC with respect to Class C shares. Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different mutual funds. In addition, if these transaction costs were included, your costs would have been higher.

Six months ended March 31, 2013

	Hypothetical
	Annualized	Beginning	Ending	Expenses
	Total	Account	Account	Paid During
	Return	Value	Value	the Period(1)
Class A	5.00%	$1,000.00	$1,020.79	$4.18
Class C	5.00%	$1,000.00	$1,016.80	$8.20
Class Y	5.00%	$1,000.00	$1,021.79	$3.18

(1)
Expenses are equal to the annualized expense ratio of 0.83%, 1.63% and 0.63% for the Fund’s Class A, C and Y shares, respectively, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

51 | Tax-Free Fund For Utah

Information Available (unaudited)

     Much of the information that the funds in the Aquila Group of Funds produce is automatically sent to you and all other shareholders. Specifically, you are routinely sent your Fund’s entire list of portfolio securities twice a year in the semi-annual and annual reports you receive. Additionally, under Fund policies, the Manager publicly discloses the complete schedule of the Fund’s portfolio holdings, as of each calendar quarter, generally by the 15th day after the end of each calendar quarter. Such information remains accessible until the next schedule is made publicly available. You may obtain a copy of the Fund’s portfolio holdings schedule for the most recently completed period by visiting the Fund’s website at www.aquilafunds.com. The Fund may also disclose other portfolio holdings as of a specified date (currently the Fund discloses its five largest holdings and/or sector holdings by value as of the close of the last business day of each calendar month in a posting to its website on approximately the 5th business day following the month end). This information remains on the website until the next such posting. Whenever you wish to see a listing of your Fund’s portfolio other than in your shareholder reports, please check our website at www.aquilafunds.com or call us at 1-800-437-1020.

     The Fund additionally files a complete list of its portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. Forms N-Q are available free of charge on the SEC website at www.sec.gov. You may also review or, for a fee, copy the forms at the SEC’s Public Reference Room in Washington, D.C. or by calling 1-800-SEC-0330.

Proxy Voting Record (unaudited)

     During the 12 month period ended June 30, 2012, the Fund did not hold any portfolio securities for which the Fund was entitled to participate in proxy voting. Applicable regulations require us to inform you that the Fund’s proxy voting information is available on the SEC website at www.sec.gov.

Federal Tax Status of Distributions (unaudited)

     This information is presented in order to comply with a requirement of the Internal Revenue Code. No action on the part of shareholders is required.

     For the fiscal year ended March 31, 2013, $10,496,289 of dividends paid by Tax-Free Fund For Utah, constituting 100% of total dividends paid during fiscal 2013, were exempt-interest dividends.

     Prior to February 15, 2013, shareholders were mailed the appropriate tax form(s) which contained information on the status of distributions paid for the 2012 calendar year.

52 | Tax-Free Fund For Utah

PRIVACY NOTICE (unaudited)

Tax-Free Fund of Utah

Our Privacy Policy. In providing services to you as an individual who owns or is considering investing in shares of the Fund, we collect certain non-public personal information about you. Our policy is to keep this information strictly safeguarded and confidential, and to use or disclose it only as necessary to provide services to you or as otherwise permitted by law. Our privacy policy applies equally to former shareholders and persons who inquire about the Fund.

Information We Collect. ”Non-public personal information” is personally identifiable financial information about you as an individual or your family. The kinds of non-public personal information we have about you may include the information you provide us on your share purchase application or in telephone calls or correspondence with us, and information about your fund transactions and holdings, how you voted your shares and the account where your shares are held.

Information We Disclose. We disclose non-public personal information about you to companies that provide necessary services to us, such as the Fund’s transfer agent, distributor, investment adviser or sub-adviser, if any, as permitted or required by law, or as authorized by you. Any other use is strictly prohibited. We do not sell information about you or any of our fund shareholders to anyone.

Non-California Residents: We also may disclose some of this information to another fund in the Aquila Group of Funds (or its service providers) under joint marketing agreements that permit the funds to use the information only to provide you with information about other funds in the Aquila Group of Funds or new services we are offering that may be of interest to you.

California Residents Only: In addition, unless you “opt-out” of the following disclosures using the form that was mailed to you under separate cover, we may disclose some of this information to another fund in the Aquila Group of Funds (or its service providers) under joint marketing agreements that permit the funds to use the information only to provide you with information about other funds in the Aquila Group of Funds or new services we are offering that may be of interest to you.

How We Safeguard Your Information. We restrict access to non-public personal information about you to only those persons who need it to provide services to you or who are permitted by law to receive it. We maintain physical, electronic and procedural safeguards to protect the confidentiality of all non-public personal information we have about you.

If you have any questions regarding our Privacy Policy, please contact us at 1-800-437-1020.

Aquila Investment Management LLC
Aquila Distributors, Inc.

This Privacy Policy also has been adopted by Aquila Investment Management LLC and Aquila Distributors, Inc. and applies to all non-public information about you that each of these companies may obtain in connection with services provided to the Fund or to you as a shareholder of the Fund.

53 | Tax-Free Fund For Utah

Founders
     Lacy B. Herrmann (1929-2012)
Aquila Management Corporation, Sponsor

Manager
AQUILA INVESTMENT MANAGEMENT LLC
380 Madison Avenue, Suite 2300
New York, New York 10017

Board of Trustees
Gary C. Cornia, Chair
Tucker Hart Adams
Ernest Calderón
Thomas A. Christopher
Grady Gammage, Jr.
Diana P. Herrmann
Lyle W. Hillyard
John C. Lucking
Anne J. Mills

Officers
Diana P. Herrmann, President
Charles E. Childs, III, Executive Vice President and Secretary
Marie E. Aro, Senior Vice President
Paul G. O’Brien, Senior Vice President
Todd W. Curtis, Vice President and Co-Portfolio Manager
James T. Thompson, Vice President and Co-Portfolio Manager
M. Kayleen Willis, Vice President
Randall S. Fillmore, Chief Compliance Officer
Joseph P. DiMaggio, Chief Financial Officer and Treasurer

Distributor
AQUILA DISTRIBUTORS, INC.
380 Madison Avenue, Suite 2300
New York, New York 10017

Transfer and Shareholder Servicing Agent
     BNY MELLON 4400 Computer Drive Westborough, Massachusetts 01581

Custodian
JPMORGAN CHASE BANK, N.A.
1111 Polaris Parkway
Columbus, Ohio 43240

Independent Registered Public Accounting Firm
     TAIT, WELLER & BAKER LLP
1818 Market Street, Suite 2400
Philadelphia, Pennsylvania 19103

Further information is contained in the Prospectus,
which must precede or accompany this report.